Public Accounts

2005-06

Volume 1

Main Financial Statements

Saskatchewan

Public Accounts, 2005-06	1

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Public Accounts, 2005-06	3

To Her Honour
The Honourable Lynda Haverstock
Lieutenant Governor of the Province of Saskatchewan

May It Please Your Honour:

The undersigned has the honour to submit herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2006.

Respectfully submitted,
Andrew Thomson

/s/Andrew Thomson
Minister of Finance

Regina, Saskatchewan
June 2006

The Honourable Andrew Thomson
Minister of Finance

We have the honour of presenting herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2006.

Respectfully submitted,

/s/ Doug Matthies	/s/ Terry Paton
Doug Matthies	Terry Paton
Deputy Minister of Finance	Provincial Comptroller

Regina, Saskatchewan
June 2006

4	Public Accounts, 2005-06

Introduction to the Public Accounts

The 2005-06 Public Accounts of the Government of Saskatchewan are organized into two reports:

Volume 1 contains the General Revenue Fund Financial Statements and the Summary Financial Statements. These are the main financial statements of the Government of Saskatchewan. It also contains information on the Fiscal Stabilization Fund.

The General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund and the Province of Saskatchewan Sinking Funds. All public money is paid into the General Revenue Fund except where the Legislative Assembly has directed otherwise. The General Revenue Fund is available for appropriation for the public services of Saskatchewan.

The Summary Financial Statements consolidate the financial transactions of the General Revenue Fund, Crown corporations, agencies, boards and commissions. These consolidated statements provide a full accounting of the financial affairs and resources of all entities for which the Government is responsible.

The Fiscal Stabilization Fund was established April 1, 2000. Its purpose is to stabilize the fiscal position of the Government from year to year and to facilitate the accomplishment of long term objectives.

Volume 1 also contains detailed information on public issue debentures and debentures issued to the Minister of Finance of Canada.

Volume 2 contains the following:

•	details on the revenue and expense of the General Revenue Fund;
•	details on capital asset acquisitions of the General Revenue Fund; and
•	other information including financial information on the assets, liabilities and residual balances of pension plans and trust funds administered by the Government, a listing of remissions of taxes and fees, and a listing of suppliers who received $50,000 or more for goods and/or services supplied to the General Revenue Fund and Revolving Funds during the fiscal year.

Internet Address

The Public Accounts are available on the Internet at: http://www.gov.sk.ca/finance/paccts

Sources of Additional Information

Financial Statements — Compendium
The financial statements of various government boards, agencies, commissions, pension plans, special purpose funds and institutions, as well as Crown corporations which are accountable to Treasury Board are available on the Internet at: http://www.gov.sk.ca/finance/paccts

Budget Address
The Government of Saskatchewan presents a budget each year, usually early in the spring. At this time, a document containing the Budget Address and budget papers is tabled.

Saskatchewan Estimates
The General Revenue Fund’s spending estimates for the year commencing April 1 are presented to the members of the Legislative Assembly following presentation of the Budget Address by the Minister of Finance. The Estimates outline the detailed estimates of revenue, expense, loans, advances and investments to the Legislative Assembly for approval in the form of The Appropriation Act.

Province of Saskatchewan Interim Financial Reports
Updates on the General Revenue Fund’s revenue, expense, surplus and debt are provided in financial reports prepared after the first quarter, at mid-year and after the third quarter.

Public Accounts, 2005-06	5

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General Revenue Fund
Financial Statements

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General Revenue Fund	9

Responsibility for General Revenue Fund Financial Statements

The Government is responsible for the General Revenue Fund Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with the Government’s stated accounting policies and using the Government’s best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements. His report, which appears on the following page, provides the scope of his audit and states his opinion.

Treasury Board approves the General Revenue Fund Financial Statements. The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Andrew Thomson
Andrew Thomson
Minister of Finance

/s/ Doug Matthies
Doug Matthies
Deputy Minister of Finance

/s/ Terry Paton
Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2006

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General Revenue Fund	11

Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

These financial statements report transactions and events of the General Revenue Fund only. Significant financial activities of the Government occur outside this Fund. Readers should not use the General Revenue Fund’s financial statements to understand and assess the Government’s management of public financial affairs and resources as a whole; rather they should use the Summary Financial Statements of the Government of Saskatchewan (Summary Financial Statements).

Volume 1 of the Public Accounts includes the Summary Financial Statements. These statements report the full nature and extent of the financial affairs and resources for which the Government is responsible.

I have audited the statement of financial position of the General Revenue Fund as at March 31, 2006 and the statements of operations, accumulated deficit, change in net debt, and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

1.	The Government records transactions between the General Revenue Fund and the Fiscal Stabilization Fund as revenues or expenses of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the Fiscal Stabilization Fund is that the amounts the General Revenue Fund owes the Fiscal Stabilization Fund must be repaid by the Fiscal Stabilization Fund to the General Revenue Fund. Canadian generally accepted accounting principles for the public sector do not allow the General Revenue Fund to record changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenses of the General Revenue Fund.

In 2006, the financial statements show a liability (as deposits held) of $888 million (2005 — $749 million) owed to the Fiscal Stabilization Fund and an expense (as transfer to the Fiscal Stabilization Fund) of $139 million (2005 — $383 million). It is not appropriate to record the expense because the Fiscal Stabilization Fund must return all amounts to the General Revenue Fund. Instead of recording the expense, the financial statements should record an asset equal to the liability it records. Had the Government properly recorded the transaction, financial assets as at March 31, 2006 would increase by $888 million, the accumulated deficit would decrease by $888 million, transfer to the Fiscal Stabilization Fund would decrease by $139 million, and the surplus would increase by $139 million. Had the Government properly recorded the transaction, financial assets as at March 31, 2005 would increase by $749 million, the accumulated deficit would decrease by $749 million, transfer to the Fiscal Stabilization Fund would decrease by $383 million, and the surplus for the year would increase by $383 million.

2.	Loans receivable from Crown corporations include $24 million (2005 — $44 million) that can only be repaid if the Government provides the money from the General Revenue Fund to repay the loans. Canadian generally accepted accounting principles for the public sector require that the Government record such amounts as an expense and not as loans receivable. Had the Government recorded the transaction properly, loans receivable from Crown corporations as at March 31, 2006, would decrease by $24 million (2005 — $44 million), the accumulated deficit would increase by $24 million (2005 — $44 million), operating expense would decrease by $20 million (2005 increase by $12 million), and the surplus would increase by $20 million (2005 –decrease by $12 million).

12	Public Accounts, 2005-06

3.	The Government through the General Revenue Fund is responsible for the liabilities of several pension plans. Notes 1 and 7 state that the pension liabilities are not recorded in these financial statements. Canadian generally accepted accounting principles for the public sector require that the pension liabilities be recorded in the financial statements. Had pension liabilities been recorded, liabilities and accumulated deficit as at March 31, 2006 would increase by $4,246 million (2005 — $4,143 million) and expenses would increase by $103 million (2005 — $120 million), and surplus would decrease by $103 million (2005 — $120 million).

In my opinion, except for, as described in the preceding paragraphs, the effects of recording changes in the amounts due to the Fiscal Stabilization Fund as expenses, recording loans receivable instead of expenses when the Government has to provide money to repay the loans receivable, and not recording pension liabilities, these financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2006 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Fred Wendel
Regina, Saskatchewan	Fred Wendel, CMA, CA
June 8, 2006	Provincial Auditor

General Revenue Fund	13

General Revenue Fund
Statement of Financial Position
 As at March 31, 2006

				(thousands of dollars)
Schedule			2006		2005

Financial Assets
	Cash and temporary investments (note 3)		$1,027,206		$859,587
1	Accounts receivable		629,062		657,480
	Agricultural land held for resale (note 4)		105,343		106,508
	Deferred charges		39,382		55,442
2	Loans to Crown corporations		3,630,985		3,583,364
3	Other loans		132,192		128,911
	Equity investment in Crown Investments
	Corporation of Saskatchewan		1,181,152		1,181,152

Total Financial Assets			6,745,322		6,572,444

Liabilities
4	Accounts payable and accrued liabilities		1,339,590		1,300,639
5	Deposits held		1,161,000		981,615
	Unearned revenue		69,298		62,776
6,7&8	Debt	$10,828,208		$11,128,938
	Unamortized foreign exchange loss	(16,828)	10,811,380	(21,136)	11,107,802

Total Liabilities			13,381,268		13,452,832

Net Debt			(6,635,946)		(6,880,388)

Non-financial Assets
	Prepaid expenses		6,102		2,113
	Inventories held for consumption		66,784		57,435
	Tangible capital assets (note 5)		2,240,259		1,773,630

Total Non-financial Assets			2,313,145		1,833,178

Accumulated Deficit			$(4,322,801)		$(5,047,210)

(See accompanying notes)

Retirement benefits, contingencies, and contractual obligations (notes 7, 11, 12)
9	Guaranteed debt

14	Public Accounts, 2005-06

General Revenue Fund
Statement of Operations
 For the Year Ended March 31, 2006

			(thousands of dollars)
		2006		2005
Schedule		Budget	Actual	Actual

Revenue
10	Taxation	$3,695,200	$4,115,818	$3,589,215
10	Non-renewable resources	1,192,100	1,721,099	1,474,191
10	Transfers from Government entities	546,000	613,887	684,464
10	Other own-source revenue	346,800	501,383	377,651
10	Transfers from the federal government	1,227,432	1,265,365	1,666,299

Total Revenue		7,007,532	8,217,552	7,791,820

Operating Expense
	Executive Branch of Government
	Agriculture and Food	265,085	422,390	--
	Agriculture, Food and Rural Revitalization	--	--	391,566
	Community Resources	637,510	630,819	603,048
	Corrections and Public Safety	123,196	140,205	119,456
	Culture, Youth and Recreation	57,206	62,662	52,958
	Environment	172,036	146,030	133,171
	Executive Council	8,303	8,569	7,545
	Finance	253,788	247,447	242,537
	First Nations and Metis Relations	42,502	48,314	--
	Government Relations	161,488	198,236	--
	Government Relations and Aboriginal Affairs	--	--	193,120
	Health	2,892,799	2,990,625	2,773,961
	Highways and Transportation	260,353	263,938	255,249
	Highways and Transportation - commercial operations (note 8)	--	5,715	5,583
	Industry and Resources	62,385	62,395	75,627
	Information Technology Office	4,587	4,853	4,144
	Justice	211,932	217,415	202,314
	Labour	14,770	14,751	14,172
	Learning	1,356,126	1,472,946	1,299,940
	Northern Affairs	5,487	5,184	4,902
	Property Management	11,036	(765)	--
	Property Management - commercial operations (note 8)	--	58,384	--
	Public Service Commission	8,761	8,908	8,263
	Regional Economic and Co-operative Development	6,626	8,142	--
	Saskatchewan Property Management Corporation	--	--	24,278
	Saskatchewan Research Council	8,190	12,390	7,779
	SaskEnergy Incorporated	--	74,700	--
	Legislative Branch of Government
	Chief Electoral Officer	791	809	794
	Children's Advocate	1,206	1,195	--
	Conflict of Interest Commissioner	122	114	107
	Information and Privacy Commissioner	488	487	373
	Legislative Assembly	19,539	18,987	18,462
	Ombudsman	1,666	1,643	--
	Ombudsman and Children's Advocate	--	--	2,752
	Provincial Auditor	5,940	5,932	5,755

Total Operating Expense (note 10)		6,593,918	7,133,420	6,447,856

Operating Surplus		413,614	1,084,132	1,343,964
Finance - Servicing the Debt (note 9)		(588,000)	(544,666)	(578,847)
Transfer (to) from the Fiscal Stabilization Fund		174,455	(139,000)	(382,500)

Surplus		$69	$400,466	$382,617

(See accompanying notes)

General Revenue Fund	15

General Revenue Fund
Statement of Accumulated Deficit
 For the Year Ended March 31, 2006

		(thousands of dollars)
	2006		2005
	Budget	Actual	Actual
Accumulated deficit, beginning of year	$(5,047,210)	$(5,047,210)	$(7,054,005)
Adjustment to accumulated deficit (note 17)	337,917	323,943	1,624,178
Surplus	69	400,466	382,617

Accumulated Deficit, End of Year	$(4,709,224)	$(4,322,801)	$(5,047,210)

(See accompanying notes)

General Revenue Fund
Statement of Change in Net Debt
 For the Year Ended March 31, 2006

		(thousands of dollars)
	2006		2005
	Budget	Actual	Actual

Surplus	$69	$400,466	$382,617

Tangible Capital Assets
Acquisitions (note 5)	(194,315)	(221,278)	(149,751)
Amortization (note 5)	141,991	134,530	103,411
Net (gain) loss on disposal	--	(391)	143
Proceeds on disposal	--	3,243	133
Write down	--	2,927	--

Net Acquisition of Tangible Capital Assets	(52,324)	(80,969)	(46,064)

Other Non-financial Assets
Net use of prepaid expenses	--	337	108
Net acquisition of inventories held for consumption	--	(5,862)	(2,964)

Net Acquisition of Other Non-financial Assets	--	(5,525)	(2,856)

Decrease (Increase) in net debt	(52,255)	313,972	333,697
Transfers from government organizations	(50,562)	(69,530)	(157,859)
Net Debt, beginning of year	(6,880,388)	(6,880,388)	(7,054,005)
Reclassification of prepaid expenditures to non-financial
assets (note 17)	--	--	(2,221)

Net Debt, End of Year	$(6,983,205)	$(6,635,946)	$(6,880,388)

(See accompanying notes)

16	Public Accounts, 2005-06

General Revenue Fund
Statement of Cash Flow
 For the Year Ended March 31, 2006

		(thousands of dollars)
Schedule		2006	2005

Operating Activities
	Surplus	$400,466	$382,617
11	Non-cash items included in surplus	75,973	58,538
12	Net change in non-cash operating activities	6,067	231,425
	Adjustment to accumulated deficit	10,513	--

Cash Provided by Operating Activities		493,019	672,580

Capital Activities
	Acquisition of tangible capital assets (note 5)	(221,278)	(149,751)
	Proceeds on disposal of tangible capital assets	3,243	133

Cash Used for Capital Activities		(218,035)	(149,618)

Investing Activities
13	Loan Advances	(432,305)	(525,660)
13	Loan Repayments	364,669	301,829
13	Sinking fund contributions received from Crown corporations	69,045	25,729
13	Contributions made to sinking funds	(135,070)	(91,273)
13	Debt redemption funded from sinking funds	30,912	120,577
13	Other	892	1,380

Cash Used for Investing Activities		(101,857)	(167,418)

Financing Activities
	Proceeds from debt	829,511	986,501
	Repayment of debt	(1,014,404)	(1,394,950)
	Increase in deposits held	179,385	410,817

Cash (Used for) Provided by Financing Activities		(5,508)	2,368

Increase in Cash and Temporary Investments		167,619	357,912
Cash and temporary investments, beginning of year		859,587	501,675

Cash and Temporary Investments, End of Year		$1,027,206	$859,587

(See accompanying notes)

General Revenue Fund	17

General Revenue Fund
Notes to the Financial Statements
 As at March 31, 2006

1.	Significant Accounting Policies

These financial statements are prepared in accordance with the generally accepted accounting principles for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants, with the following exceptions:

•	transfers to and from the Fiscal Stabilization Fund are included in the determination of surplus for the year; and

•	pension liabilities are not recorded in the financial statements. The General Revenue Fund accounts for defined benefit pension obligations on a cash basis.

The significant accounting policies are summarized below.

a)	Reporting entity

The General Revenue Fund is the general fund which receives all revenues unless otherwise specified by law. Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as special purpose funds, Crown corporations, and other agencies, report separately in other financial statements. Only financial transactions to or from these other entities are included in the General Revenue Fund. The net expenses/recoveries for revolving funds’ operations are charged to expense.

The Government’s summary financial statements which include the financial activities of the General Revenue Fund and other government entities are provided separately.

b)	Basis of accounting

Revenue

Revenues are recorded on the accrual basis except for corporate and personal income taxes which are recorded when received from the federal government. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis, except for defined benefit pension plan costs which are recorded on the cash basis. Government transfers are recognized as expenses in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary investments are recorded at the lower of cost or market.

Agricultural land held for resale is valued at the lower of cost or net realizable value, on an aggregate basis.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of long-term debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans to Crown corporations and Other loans generally have fixed repayment terms and are interest bearing. Short-term loans to Crown corporations are recorded at par; all other loans are recorded at cost. Interest received on these loans is netted against interest paid on money borrowed for these loans.

Equity investment in Crown Investments Corporation of Saskatchewan is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and expensed as they are consumed.

18	Public Accounts, 2005-06

General Revenue Fund
Notes to the Financial Statements

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment, except interest. Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Liabilities

Liabilities are present obligations to outside organizations and individuals as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement. They consist of obligations to provide authorized transfers where any eligibility criteria have been met, to repay borrowings, to pay for goods and services acquired prior to year-end, and to deliver goods or services in the future, where payment has been received.

Unearned revenue consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

Debt is issued for general government purposes and for Crown corporations. All debt is recorded at par.

Premiums, discounts, and issue costs incurred on debt issued for general government purposes are recorded as deferred charges and amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made on debt incurred on their behalf. Premiums and discounts on long-term investments within the sinking fund are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Interest, discounts, premiums and commissions on money borrowed for Crown corporations and others are netted against reimbursements by these entities.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from conversion of debt and sinking fund investments, held for general government purposes in a foreign currency, to the Canadian dollar equivalent at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains or losses, resulting from transactions for general government purposes, are included in servicing the debt.

Guaranteed debt includes guarantees by the Minister of Finance, made through specific agreements or legislation, to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expense in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2.	Measurement Uncertainty

Measurement uncertainty is uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty that may be material to these financial statements exists in the accrual of non-renewable resource royalties, and the federal government’s Canada Health Transfer and Canada Social Transfer payments. The uncertainty arises from factors such as price and production sensitivities in the royalty structures, and the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country. Measurement uncertainty also exists in the disclosure of liabilities for defined benefit pension plans because actual experience may differ from actuarial estimations.

While best estimates are used to report items, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

3.	Cash and Temporary Investments

Temporary investments are generally for less than 30 days, and have an average effective interest rate of 3.78 per cent. These investments are carried at cost which approximates market value.

4.	Agricultural Land Held for Resale

The estimated net realizable value of the agricultural land held for resale at March 31, 2006 is $205.6 million (2005 — $204.9 million).

General Revenue Fund	19

General Revenue Fund
Notes to the Financial Statements

5.	Tangible Capital Assets

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide on-going value to the public.

The following table discloses the Government’s tangible capital assets and does not include works of art and historical treasures such as the Legislative Building. Intangible assets and items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, are not recognized in these financial statements.

						(thousands of dollars)
	2006						2005

	Land &	Machinery &	Transportation	Office & Information
	Buildings	Equipment	Equipment	Technology	Infrastructure	Total	Total

Estimated useful life	15 years-Indefinite	10-20 years	10-40 years	5-10 years	15-40 years
Opening Net Book Value of
Tangible Capital Assets	$244,530	$60,094	$12,930	$40,851	$1,415,225	$1,773,630	$1,569,707

Opening cost	281,844	106,126	18,163	74,329	2,773,254	3,253,716	2,964,143
Acquistions	26,495	8,826	53,375	8,377	124,205	221,278	149,751
Transfers[1]	575,701	1,421	110,063	1,049	2,795	691,029	182,063
Writedowns	(1,635)	(884)	(793)	(889)	--	(4,201)	--
Disposals	(10,518)	(2,383)	(6,743)	--	(37,872)	(57,516)	(42,241)

Closing cost[2]	871,887	113,106	174,065	82,866	2,862,382	4,104,306	3,253,716

Opening accumulated
amortization	37,314	46,032	5,233	33,478	1,358,029	1,480,086	1,394,436
Annual amortization	23,832	4,952	11,115	8,082	86,549	134,530	103,411
Transfers[1]	254,091	810	50,189	168	111	305,369	24,204
Writedowns	150	(614)	(23)	(821)	34	(1,274)	--
Disposals	(10,420)	(1,863)	(4,531)	--	(37,850)	(54,664)	(41,965)

Closing accumulated
amortization	304,967	49,317	61,983	40,907	1,406,873	1,864,047	1,480,086

Closing Net Book Value of
Tangible Capital Assets	$566,920	$63,789	$112,082	$41,959	$1,455,509	$2,240,259	$1,773,630

[1]	During 2005-06, the Saskatchewan Property Management Corporation was wound-up, and transferred assets of $689,345 and accumulated amortization of $305,369 to the General Revenue Fund pursuant to Section 3(1) of The Saskatchewan Property Management Repeal Act.
[2]	Closing cost includes work-in-progress of $24.7 million (2005 — $11.7 million).

6.	Risk Management of Public Debt

Funds are borrowed in both domestic and foreign capital markets by issuing Province of Saskatchewan securities. This borrowing activity finances general government operations and the activities of Crown corporations. These transactions result in exposure to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained. Where market conditions dictate that other forms of debt are more attractive, opportunities are identified to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that debt servicing costs will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2006, 85.6% (2005 — 88.1%) of the gross debt effectively carried a fixed rate of interest.

Foreign exchange rate risk is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of a cross currency swap. At March 31, 2006, 97.3% (2005 — 91.5%) of the gross debt was effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on

20	Public Accounts, 2005-06

General Revenue Fund
Notes to the Financial Statements

individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2006 100% (2005 — 100%) of counterparties held a credit rating of A or higher, as defined by Standard and Poor’s.

Liquidity risk is a risk that financial commitments will not be met over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 8 provides more detailed information regarding the use of derivative instruments.

7.	Retirement Benefits

The Government sponsors several defined benefit pension plans and a defined contribution pension plan.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Defined benefit plans

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Obligations for allowances payable from the former Members of the Legislative Assembly Superannuation Fund (MLA) are part of the General Revenue Fund.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four-year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using excepted long-term rates of return for the individual plans.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index (CPI). Judges who retire on or after April 1, 2003 receive inflation protection equal to 75 per cent of the previous year’s increase in CPI, up to a CPI increase of 5.0 per cent, and 50 per cent of the increase in CPI over 5.0 per cent. The PSSP and other plans provide adhoc inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and the MLA. The PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP and the MLA are paid from the General Revenue Fund.

General Revenue Fund	21

General Revenue Fund
Notes to the Financial Statements

Information on the defined benefit plans follows:

	2006				2005
	TSP	PSSP	Others	Total	Total
Plan status	closed	closed	closed [1]	n/a	n/a
Member contribution rate, percentage of salary	7.85	7.0-9.0 [2]	5.0-9.0 [2]	n/a	n/a
Number of active members	3,538	1,450	67	5,055	5,459
Average age of active members, years	53.2	54.0	56.7	53.5	52.4
Former members entitled to deferred pension benefits	5,224	124	11	5,359	5,786
Number of superannuates and surviving spouses	10,474	5,805	2,356	18,635	18,325
Actuarial valuation date	June 30/05	Dec. 31/05	Various	n/a	n/a
Long-term assumptions used
Rate of compensation increase	3.50%	3.50%	3.50%	n/a	n/a
Expected rate of return on plan assets	6.75%	5.00%	5.00-6.00%	n/a	n/a
Discount rate	5.60%	5.00%	5.00-5.20%	n/a	n/a
Inflation rate	2.50%	2.50%	2.50%	n/a	n/a

[1]	Judges is open to new membership; all other plans are closed.
[2]	Contribution rate varies based on age upon joining the plan.

Based on the latest actuarial valuation, extrapolated to March 31, 2006, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

				(thousands of dollars)
	2006				2005
	TSP[1]	PSSP	Others	Total	Total
Accrued benefit obligation,
beginning of year	$4,212,355	$1,588,098	$259,964	$6,060,417	$5,960,795
Current benefit cost	54,576	15,918	3,169	73,663	75,075
Interest cost	270,119	96,596	15,875	382,590	391,888
Actuarial losses (gains)	562,395	163,505	16,356	742,256	(7,450)
Benefit payments	(274,161)	(101,045)	(6,580)	(381,786)	(359,891)

Accrued Benefit Obligation, End of Year	4,825,284	1,763,072	288,784	6,877,140	6,060,417

Plan assets, beginning of year	1,570,646	--	171,484	1,742,130	1,781,315
Return on plan assets	104,072	--	17,972	122,044	122,308
Employer contributions	95,632	95,682	5,062	196,376	177,869
Employee contributions	16,773	5,363	368	22,504	25,488
Plan expenses	(3,697)	--	(3,558)	(7,255)	(4,959)
Actuarial losses	(48,354)	--	--	(48,354)	--
Benefit payments	(274,161)	(101,045)	(6,580)	(381,786)	(359,891)

Plan Assets, End of Year	1,460,911	--	184,748	1,645,659	1,742,130

	3,364,373	1,763,072	104,036	5,231,481	4,318,287
Unamortized estimation adjustments[2]	(754,838)	(215,790)	(15,258)	(985,886)	(175,427)

Pension Liabilities[3]	$2,609,535	$1,547,282	$88,778	$4,245,595	$4,142,860

[1]	The TSP accrued benefit obligation includes a liability of $35.9 million (2005 — $40.5 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 16.0 per cent (2005 — 10.3 per cent).
[2]	Amortized against the net obligation over 1 to 13 years, which is the estimated average remaining service life of active plan members at the time the estimation adjustment arose.
[3]	The discount rates used for the latest actuarial valuations of the TSP and the PSSP were decreased to reflect the long-term expectation for the cost of borrowing for public debt. Changes in assumptions can result in significantly higher or lower estimates of liabilities. A 1.0 per cent decrease in the discount rate would result in a $559.1 million and $211.6 million increase in the pension liabilities for the TSP and the PSSP, respectively, and a 1.0 per cent increase would result in a $460.2 million and $176.3 million decrease in the pension liabilities for the TSP and the PSSP, respectively.

At March 31, 2006, the market value of plan investments was $1.9 billion (2005 — $1.8 billion). Of this amount, 43.2 per cent (2005 — 41.7 per cent), was invested in fixed income securities and 49.1 per cent (2005 — 50.1 per cent) in equity investments.

22	Public Accounts, 2005-06

General Revenue Fund
Notes to the Financial Statements

Defined contribution plans

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution plan. Employers are required to provide contributions at specific rates for employee current service. The General Revenue Fund has fully funded its share. The General Revenue Fund also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation.

Information on the defined contribution plans to which the General Revenue Fund contributes follows:

	2006				2005
	PEPP		STRP[1]	Total	Total
Plan status	open		n/a	n/a	n/a
Member contribution rate, percentage of salary	5.0 - 6.45	[2]	n/a	n/a	n/a
Government contribution rate, percentage of salary	6.35-6.45	[2]	n/a	n/a	n/a
Number of active members, all employers	30,536		n/a	30,536	29,452
General Revenue Fund participation
Number of active members	16,321		n/a	16,321	15,321
Member contributions (thousands of dollars)	$37,320		n/a	$37,320	$32,457
Government contributions (thousands of dollars)	36,912		$36,045	72,957	65,401

¹	The STRP is a contributory defined benefit pension plan. The Government contributes an amount which is set through provincial negotiations.
²	Contribution rate varies based on employee group.

Pension expense

Pensions are accounted for on a cash basis. The pension liabilities are not recorded in the financial statements.

	(thousands of dollars)
	2006	2005
Defined benefit plans	$196,376	$177,869
Defined contribution plans	72,957	65,401

Total Pension Expense	$269,333	$243,270

8.	Commercial Operations

Under The Financial Administration Act, 1993, the Lieutenant Governor in Council may approve the use of net budgeting for commercial type activities. With this approval, revenues may be used to pay for the related costs without requiring an appropriation. The Lieutenant Governor in Council has approved net budgeting for custom work in the Department of Highways and for accommodation, transportation, and support services in the Department of Property Management as follows:

				(thousands of dollars)
	Highways			Property Management[1]
	2006		2005	2006
	Budget	Actual	Actual	Budget	Actual
Commercial Operations Revenue
Recovery from external sources		$6,080	$6,100		$58,960
Recovery of overhead costs[2]		(316)	(475)		--

Commercial Operations Revenue	$5,000	5,764	5,625	$62,104	$58,960

Commercial Operations Expense	5,000	5,715	5,583	62,104	58,384

Net Results	$--	$49	$42	$--	$576

[1]	The Department of Property Management was created in 2005-06.
[2]	Where a portion of revenue collected relates to the recovery of overhead costs (e.g. employee benefit costs) paid for through other departments, the revenue is included in sales, services and service fees.

General Revenue Fund	23

General Revenue Fund
Notes to the Financial Statements

9.	Debt Servicing Costs

	(thousands of dollars)
	2006	2005
Total interest costs	$820,787	$847,241
Interest reimbursed from Crown corporations and others	(286,256)	(277,341)
Net foreign exchange loss	2,167	1,528
Other costs	7,968	7,419

Total Debt Servicing Costs	$544,666	$578,847

10.	Operating Expense by Function and by Object

Operating expense by function is reported as follows:

	(thousands of dollars)
	2006	2005
Agriculture	$423,208	$392,363
Community development	244,059	187,947
Economic development	104,722	109,252
Education	1,444,465	1,272,865
Environment and natural resources	131,665	117,073
Health	2,990,625	2,773,961
Protection of persons and property	316,721	281,713
Social services and assistance	710,475	679,398
Transportation	307,690	294,848
Other	459,790	338,436

Total Operating Expense	$7,133,420	$6,447,856

Operating expense by object is reported as follows:

	(thousands of dollars)
	2006	2005
Personal services	$602,391	$537,392
Travel	40,653	34,456
Transfers	5,739,936	5,185,792
Goods and services	391,842	352,243
Amortization of tangible capital assets	134,530	103,411
Other	224,068	234,562

Total Operating Expense	$7,133,420	$6,447,856

11.	Contingencies

Guaranteed debt

Debt of $46.1 million (2005 — $55.9 million) is guaranteed by the Minister of Finance. See Schedule 9 for a list of guaranteed debt.

Lawsuits

Up to $35.9 million may be paid, depending on the outcome of lawsuits in progress.

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and believes they are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether or not the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

24	Public Accounts, 2005-06

General Revenue Fund
Notes to the Financial Statements

Crop Insurance Liability

The Saskatchewan Crop Insurance Corporation administers the federal/provincial Crop Insurance Programs. Premiums for the program are paid by the General Revenue Fund, the federal government and producers. A portion of the premiums is required to be paid to reinsurance funds established by the Province and the federal government. In certain circumstances, the reinsurance funds pay benefits to the Corporation.

In any year, where crop insurance indemnities exceed net premiums and any crop insurance fund balance, the shortfall is derived from one or both of the Crop Reinsurance Fund of Saskatchewan and the Crop Reinsurance Fund of Canada for Saskatchewan.

At March 31, 2006 the Crop Reinsurance Fund of Saskatchewan had a deficiency of $152.9 million (2005 — $183.7 million). Crop insurance premiums are actuarially set to cover indemnities over the long-term. In the event that the deficiency in the Saskatchewan reinsurance fund cannot be recovered from future premiums, the General Revenue Fund is required to pay the deficiency.

Transfers from the Federal Government

A Federal Act, Bill C-48, received royal assent on July 20, 2005 authorizing the federal Minister of Finance to make payments to provinces and territories, in respect of the fiscal year 2005-06. The payments will be provided for various programs such as post-secondary education, public transit, affordable housing, off-reserve aboriginal housing and northern housing.

The amount of the federal transfer to provinces and territories will be based on the difference between the 2005-06 annual federal surplus and $2 billion. The financial outcome of the federal government is not expected to be known until the fall of 2006. Therefore, a reasonable estimate of the federal transfer to the Province of Saskatchewan is not yet determinable, and no amount has been recorded in these financial statements. A preliminary estimate of the federal transfer to the Province of Saskatchewan, in respect of the fiscal year 2005-06, is $108.1 million.

12.	Contractual Obligations

Major contractual obligations include:

•	treaty land entitlement agreements valued at approximately $11.7 million over five years; rural municipality and school division tax loss compensation of approximately $6.8 million as land achieves reserve status over the course of the agreements;
•	research and development projects for agriculture technology and opportunities in the agri-food industry, $13.4 million over five years;
•	Weyerhaeuser Canada Ltd. road maintenance and construction agreement, term indefinite, five year estimate $19.0 million;
•	capital grant projects, over the next 15 years, $53.6 million;
•	contracts for highway improvement, $65.7 million;
•	computer service agreements, $28.9 million over three years;
•	projects to expand innovation and enhance the competitive ability of the Saskatchewan economy, $72.3 million over five years;
•	Saskatchewan Association of Rehabilitation Centres, for beverage container collection and recycling, $34.0 million over three years;
•	Vaccine and Infectious Disease Organization, operating funding, $5.4 million over three years;
•	Construction contracts, $12.2 million;
•	Aerial fleet renewal, for fire suppression, $54.4 million over four years;
•	vehicle purchases, $11.8 million; and

General Revenue Fund	25

General Revenue Fund
Notes to the Financial Statements

•	operating and capital lease obligations as follows:

	(thousands of dollars)
	Operating	Capital
Future minimum lease payments
2006-07	$29,262	$19,021
2007-08	23,968	17,461
2008-09	16,146	15,517
2009-10	12,241	11,852
2010-11	9,246	11,556
Thereafter	47,144	18,419

	138,007	93,826
Interest and executory costs	--	(37,600)

Total Lease Obligations	$138,007	$56,226

13.	Related Party Transactions

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Transactions include transfers to related parties of $2,545.1 million (2005 — $2,380.4 million).

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms. These transactions include:

•	payments to related parties of approximately $27.5 million (2005 — $15.3 million) to Saskatchewan Telecommunications Holding Corporation and in 2005, $115.9 million to Saskatchewan Property Management Corporation;
•	taxation and non-renewable resource revenue received from related parties during 2005-06 of approximately $75.1 million (2005 -$74.4 million). In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Amounts due to or from related parties are described separately in these financial statements.

14.	Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Trust fund assets held and administered by the General Revenue Fund at March 31, 2006, were as follows:

	(thousands of dollars)
	2006	2005
Pension plans	$7,326,541	$6,636,532
Public Guardian and Trustee for Saskatchewan	148,566	137,154
Other	21,043	20,429

Total Trust Fund Assets	$7,496,150	$6,794,115

Amounts are based on the latest financial statements of the funds closest to March 31, 2006, where available. The trust fund balances, net of liabilities, total $7,252.3 million (2005 — $6,547.8 million).

15.	Comparative Figures

Certain of the 2005 figures have been reclassified to conform with the current year presentation. With regard to expenses, the figures are reported on the same basis as the Estimates for the prior year.

26	Public Accounts, 2005-06

General Revenue Fund
Notes to the Financial Statements

16.	Debt Reduction Account

This account was established pursuant to The Balanced Budget Act. The Debt Reduction Account is an accounting of the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

	(thousands of dollars)
	Budget	Actual
Debt Reduction Account, beginning of year	$969,113	$969,113
Reduction in accumulated deficit for the year	69	400,466

Debt Reduction Account, End of Year	$969,182	$1,369,579

17.	Adjustment to Accumulated Deficit

On April 1, 2005, the Saskatchewan Property Management Corporation was wound up and its assets and liabilities were transferred to the General Revenue Fund. This transfer resulted in an increase in financial assets of $21.7 million, liabilities of $89.6 million, and non-financial assets of $391.8 million, and a corresponding decrease in the accumulated deficit of $323.9 million. At the same time, a new department with similar responsibilities, Property Management, was created.

During 2004-05, the Government adopted new standards of accounting for non-financial assets recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. Along with this change in accounting policy, a new financial statement presentation was introduced. This new presentation introduces non-financial assets as a separate category of assets on the Statement of Financial Position. It also results in the annual surplus and accumulated deficit being calculated using the expense basis of accounting, as opposed to the expenditure basis used previously. Also introduced is a new statement, the Statement of Change in Net Debt, which reconciles the annual surplus calculated on the expense basis to the annual change in the net debt. Net debt is calculated as liabilities less financial assets.

Under the new recommendations, tangible capital assets, inventories for consumption and prepaid expenses are recorded as non-financial assets on the Statement of Financial Position and the cost of the Government’s use of these assets during the year is recorded as an expense in the Statement of Operations. Prior to 2004-05, tangible capital assets and inventories for consumption were recorded as expenditures in the period acquired. The initial impact of this change in accounting policy was an increase in the opening balances of tangible capital assets of $1,569.7 million and inventories for consumption of $54.5 million and a corresponding decrease in the opening accumulated deficit of $1,624.2 million. In addition, prepaid expenditures of $2.2 million were reclassified from financial to non-financial assets. The comparative figures have not been restated. The effect of this change in accounting policy in the 2004-05 year is an increase in non-financial assets of $206.9 million and an increase in the surplus of $54.9 million.

General Revenue Fund	27

General Revenue Fund
Schedules to the Financial Statements
For the Year Ended March 31, 2006

Schedule 1 - Accounts Receivable

	(thousands of dollars)
	2006	2005
Taxation	$210,517	$197,676
Non-renewable resources	126,356	183,949
Transfers from Government entities	144,719	170,136
Other own-source revenue	69,912	56,524
Transfers from the federal government	71,029	43,996
Other	72,009	69,473

	694,542	721,754
Provision for loss	(65,480)	(64,274)

Total Accounts Receivable	$629,062	$657,480

Accounts receivable include $154.5 million due from related parties (2005 - $181.5 million)

Schedule 2 - Loans to Crown Corporations

			(thousands of dollars)
			2006	2005
Short-term Loans
Information Services Corporation of Saskatchewan			$6,500	$17,000
Municipal Financing Corporation of Saskatchewan			3,301	7,148
Saskatchewan Crop Insurance Corporation			53,000	121,579
Saskatchewan Opportunities Corporation			3,000	--
Saskatchewan Water Corporation			17,459	16,899
SaskEnergy Incorporated			67,500	40,000

Total Short-term Loans			150,760	202,626

	Principal	Sinking
	Outstanding	Fund Equity

Long-term Loans
Information Services Corporation of Saskatchewan	$30,000	$--	30,000	30,000
Investment Saskatchewan Inc.	20,919	(6,158)	14,761	15,011
Municipal Financing Corporation of Saskatchewan	10,000	(162)	9,838	4,947
Saskatchewan Crop Insurance Corporation	100,000	--	100,000	100,000
Saskatchewan Housing Corporation	83,004	(43,298)	39,706	79,126
Saskatchewan Power Corporation	2,457,131	(179,931)	2,277,200	2,089,300
Saskatchewan Telecommunications Holding Corporation	393,574	(46,086)	347,488	353,953
Saskatchewan Water Corporation	15,932	(63)	15,869	38,444
SaskEnergy Incorporated	677,534	(32,171)	645,363	669,957

Total Long-term Loans	$3,788,094	$(307,869)	3,480,225	3,380,738

Total Loans to Crown Corporations			$3,630,985	$3,583,364

28	Public Accounts, 2005-06

General Revenue Fund
Schedules to the Financial Statements

Schedule 3 - Other Loans

			(thousands of dollars)
	2006		2005
Agriculture and Food
Agricultural Credit Corporation of Saskatchewan		$7,750		$7,750
Short-term Hog Loans	$9,663		$12,378
Provision for Loss	(3,919)	5,744	(3,419)	8,959
Industry and Resources
Economic Development Loans		1,894		2,035

Learning
Saskatchewan Student Aid Fund		103,421		97,421

Northern Affairs
Economic Development Loans	5,071		5,218
Provision for Loss	(2,193)	2,878	(2,053)	3,165
Regional Economic and Co-operative Development
Economic Development Loans	10,652		9,836
Provision for Loss	(2,496)	8,156	(2,345)	7,491
Other		2,349		2,090

Total Other Loans		$132,192		$128,911

General Revenue Fund	29

General Revenue Fund
Schedules to the Financial Statements

Schedule 4 - Accounts Payable and Accrued Liabilities

	(thousands of dollars)
	2006	2005
Personal services	$42,486	$36,733
Travel	4,561	2,020
Transfers	289,047	186,373
Supplier payments	124,537	56,857
Accrued interest	138,563	155,729
Transfers to the federal government	231,137	124,850
Equalization and Canada Health and Social Transfer repayable to the federal
government	398,394	631,894
Tangible capital assets	31,165	18,992
Other	79,700	87,191

Total Accounts Payable and Accrued Liabilities	$1,339,590	$1,300,639

Total includes $131.7 million payable to related parties (2005 - $65.9 million) and $641.9 million payable to the federal government (2005 - $770.4 million)

Schedule 5 - Deposits Held

	(thousands of dollars)
	2006	2005
Deposits held on behalf of Government entities and others
Cattle Marketing Deductions Fund	$5,907	$5,752
Extended Health Care Plans	2,481	6,139
Fiscal Stabilization Fund	887,500	748,500
Liquor and Gaming Authority	39,993	44,196
New Crops Insurance Program	6,311	6,340
Queen's Bench Court Accounts	8,244	9,140
Public Employees' Pension Plan	5,835	3,281
Saskatchewan Agricultural Stabilization Fund	9	19,799
Saskatchewan Crop Insurance Corporation	96,693	5,825
Saskatchewan Health Information Network	16,682	18,607
Saskatchewan Student Aid Fund	31,982	53,942
School Division Tax Loss Compensation Fund	5,514	4,971
Teachers' Superannuation Commission	4,299	4,701
Other	30,355	35,870
Conditional Receipts	19,195	14,552

Total Deposits Held	$1,161,000	$981,615

30	Public Accounts, 2005-06

General Revenue Fund
Schedules to the Financial Statements

Schedule 6 - Debt

				(thousands of dollars)
	2006				2005
	Promissory Notes	Debentures	Sinking Funds[1]	Debt	Debt
Crown Corporation Purposes
Information Services Corporation
of Saskatchewan	$6,500	$30,000	$--	$36,500	$47,000
Investment Saskatchewan Inc.	--	20,919	(6,158)	14,761	15,011
Municipal Financing Corporation
of Saskatchewan	3,301	10,000	(162)	13,139	12,095
Saskatchewan Crop Insurance Corporation	53,000	100,000	--	153,000	221,579
Saskatchewan Housing Corporation	--	83,004	(43,298)	39,706	79,126
Saskatchewan Opportunities Corporation	3,000	--	--	3,000	--
Saskatchewan Power Corporation	--	2,457,131	(179,931)	2,277,200	2,089,300
Saskatchewan Telecommunications
Holding Corporation	--	393,574	(46,086)	347,488	353,953
Saskatchewan Water Corporation	17,459	15,932	(63)	33,328	55,343
SaskEnergy Incorporated	67,500	677,534	(32,171)	712,863	709,957

Total Crown Corporation Purposes	150,760	3,788,094	(307,869)	3,630,985	3,583,364

General Government Purposes	40	7,994,414	(797,231)	7,197,223	7,545,574

Debt[2]	$150,800	$11,782,508	$(1,105,100)	$10,828,208	$11,128,938

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.
[1]	See Schedule 7 for information on sinking funds.
[2]	See Schedule 8 for information on debt by maturity.

General Revenue Fund	31

General Revenue Fund
Schedules to the Financial Statements

Schedule 7 - Sinking Funds

					(thousands of dollars)
	2005	2006
	Sinking Funds	Contributions	Earnings	Redemptions	Currency Adjustment	Sinking Funds
Crown Corporation Purposes
Investment Saskatchewan Inc.	$5,908	$--	$250	$--	$--	$6,158
Municipal Financing Corporation
of Saskatchewan	53	100	9	--	--	162
Saskatchewan Housing Corporation	3,878	38,321	1,099	--	--	43,298
Saskatchewan Power Corporation	147,151	21,728	12,604	--	(1,552)	179,931
Saskatchewan Telecommunications
Holding Corporation	39,621	2,916	3,549	--	--	46,086
Saskatchewan Water Corporation	4,993	190	344	(5,464)	--	63
SaskEnergy Incorporated	33,772	5,790	3,076	(10,467)	--	32,171

Total Crown Corporation Purposes	235,376	69,045	20,931	(15,931)	(1,552)	307,869

General Government Purposes	708,582	66,025	63,082	(30,912)	(9,546)	797,231

Total Sinking Funds	$943,958	$135,070	$84,013	$(46,843)	$(11,098)	$1,105,100

The market value of sinking funds at March 31, 2006 is $1,128.2 million (2005 - $989.3 million).
Sinking fund earnings include gains on investment sales of $34.4 million (2005 - $8.1 million).
Annual contributions, when established by Order in Council, are set at not less than one per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:
( thousands of dollars)
	2007	2008	2009	2010	2011	Total
Contributions[1]	$94,010	$92,010	$89,080	$84,206	$78,246	$437,552
Recoverable from Crown corporations	(32,180)	(32,180)	(29,250)	(28,935)	(28,935)	(151,480)

General Government Purposes	$61,830	$59,830	$59,830	$55,271	$49,311	$286,072

[1] Each year includes contributions for U.S. dollar debt of $1.2 million.
Sinking fund assets have been invested as follows:
(thousands of dollars)
					2006	2005

Long-term Investments in securities of:
Government of Saskatchewan, coupon interest range 4.3% to 10.3%; maturing in 3.8 to 30.9 years					$321,332	$385,146
Government of Canada, coupon interest range 4.5% to 6.0%; maturing in 1.5 to 27.2 years					100,334	121,356
Other provincial governments, coupon interest range 4.0% to 9.5%; maturing in 3.9 to 33.3 years					464,267	349,225
Government of the United States, coupon interest range 5.4 to 6.3%; maturing in 17.4 to 24.9 years					13,521	4,027
Cash, short term investments and accrued interest					205,646	84,204

Total Sinking Funds					$1,105,100	$943,958

Cash, short term investments and accrued interest include $19.6 million (2005 - $0) Province of Saskatchewan securities and are disclosed net of $1.3 million (2005 - $5.2 million) in liabilities.
Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $203.9 million Canadian (2005 - $331.8 million) at the exchange rate in effect at March 31, 2006, 1.1671 (2005 - 1.2096).

32	Public Accounts, 2005-06

General Revenue Fund
Schedules to the Financial Statements

Schedule 8 - Debt by Maturity

					(thousands of dollars)
	2006				2005
Year of Maturity	Canadian Dollar Debt	U. S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN $)	Average Coupon Rate
Short-term promissory notes	$150,800	$--	$150,800	3.58%	$202,700	2.43%
2005-06	--	--	--	--	1,002,134	6.82%
2006-07	1,243,553	--	1,243,553	6.22%	1,244,405	6.22%
2007-08	879,466	--	879,466	6.37%	852,934	6.34%
2008-09	703,889	--	703,889	5.60%	711,058	5.57%
2009-10	941,925	--	941,925	7.86%	951,949	7.79%
2010-11	792,568	--	792,568	5.99%	--
1 - 5 years	4,712,201	--	4,712,201		4,965,180
6-10 years	3,180,935	58,355	3,239,290	6.81%	3,487,584	7.15%
11-15 years	625,681	145,888	771,569	8.91%	82,995	5.98%
16-20 years	769,391	116,710	886,101	8.73%	1,387,137	8.80%
21-25 years	435,000	--	435,000	5.76%	550,000	6.73%
26-30 years	1,414,147	--	1,414,147	5.97%	1,000,000	6.13%
More than 30 years	475,000	--	475,000	5.07%	600,000	5.46%
	11,612,355	320,953	11,933,308		12,072,896
Sinking funds	(901,167)	(203,933)	(1,105,100)		(943,958)
Debt	$10,711,188	$117,020	$10,828,208		$11,128,938

General Revenue Fund	33

General Revenue Fund
Schedules to the Financial Statements

Schedule 8 (continued) - Debt by Maturity

The average effective interest rate on debt during 2005-06 was 6.90% (2005 - 7.08%), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures. The average term to maturity of debt outstanding at March 31, 2006 is 10.4 years (2005 - 10.0 years).
Debt includes Canada Pension Plan debentures of $885.4 million (2005 - $977.3 million). These debentures are callable in whole or in part before maturity, on six business days prior notice, at the option of the Minister of Finance of Saskatchewan.
Total debt includes debentures of $410.5 million (2005 - $470.5 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity in the above table reflects the earliest possible date of maturity rather than maximum term to maturity.

Sensitivity of Debt and Debt Servicing Costs

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2006 of 1.1671 (2005 - 1.2096).
A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2006 level would change debt charges by $0.3 million in 2006-07 and debt by $1.4 million.
Debt includes floating rate debt of $1,714.1 million (2005 - $1,438.7 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt servicing costs by $14.0 million in 2006-07.

Derivative Financial Instruments

Cross Currency Swaps

The following foreign denominated items have been hedged to Canadian dollars using cross currency swaps:
-	debentures totalling 5.0 billion yen (2005 - 5.0 billion) fully hedged to $63.7 million Canadian (2005 - $63.7 million);
-	debentures totalling 200.0 million Swiss francs (2005 - 0) fully hedged to $182.4 million Canadian (2005 - $0);
-	debentures totalling 1,419.0 million U.S. dollars (2005 - 850.0 million) fully hedged to $1,882.3 million Canadian (2005 - $1,137.0 million); and
-	interest payments on debentures of 275.0 million U.S. dollars (2005 - 275.0 million) hedged to Canadian at an exchange rate of 1.2325 (2005 - 1.2325).

In total, cross currency swaps on a notional value of $2,713.3 million of debt (2005 - $1,603.3 million) existed at March 31, 2006. The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Interest Rate Swaps

Interest rate swaps on a notional value of $306.0 million of debt (2005 - $356.0 million) existed at March 31, 2006.

Foreign Currency Forward Exchange Contracts

Forward purchase commitments existed at March 31, 2006 to acquire, during 2006-07, 14.3 million U.S. dollars (2005 - 0) at a cost of $17.3 million Canadian (2005 - $0).

Bond Forward Contract

An obligation existed at March 31, 2006 to sell $100.0 million of 5.75% June 1, 2033 Government of Canada debentures (2005 - $0) for proceeds of $127.7 million (2005 - $0) by June 26, 2006.

34	Public Accounts, 2005-06

General Revenue Fund
Schedules to the Financial Statements

Schedule 9 - Guaranteed Debt

	(thousands of dollars)
	2006	2005
Crown Corporations
The Power Corporation Act
Saskatchewan Power savings bonds
Series I - series VIl (matured)	$22	$25
The Saskatchewan Development Fund Act
Guaranteed investments	758	848
The Saskatchewan Telecommunications Act
Telebonds - series I (matured)	143	153

Total Crown Corporations	923	1,026

Other
The Economic and Co-operative Development Act
Vanguard Inc.	1,250	--
The Farm Financial Stability Act
Breeder associations loan guarantees	15,248	17,899
Feeder associations loan guarantees	10,469	7,789
Feedlot construction loan guarantees	406	--
Agricultural Income Disaster Assistance Program	5	13
The Housing and Special-care Homes Act
Senior citizens' housing	35	38
The Student Assistance and Student Aid Fund Act	102	98
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	17,684	29,133

Total Other	45,199	54,970

Total Guaranteed Debt	$46,122	$55,996

In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items. Also, the Government has guaranteed debt, denominated in U.S. dollars, issued by Saskferco Products Inc. At March 31, 2006, the debt of $45.5 million Canadian was fully offset by Saskferco Products Inc.'s equity in a sinking fund. Total guaranteed debt is net of a loss provision of $0.5 million (2005 - $1.4 million).

Breeder and Feeder Associations
The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million for the breeder or feeder option. Guarantees for each bison association are limited to $5 million for the feeder option. Guarantees for each sheep association are limited to $4 million for the breeder or feeder option.

NewGrade Energy Inc. (NewGrade)
The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. dollar denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

General Revenue Fund	35

General Revenue Fund
Schedules to the Financial Statements

Schedule 10 - Revenue

		(thousands of dollars)
	2006		2005
	Budget	Actual	Actual
Taxation
Corporation capital	$373,700	$524,650	$381,289
Corporation income	322,100	393,629	257,679
Fuel	365,400	376,426	361,039
Individual income	1,361,900	1,447,905	1,329,081
Sales	1,019,000	1,112,350	985,079
Tobacco	169,000	171,107	187,029
Other	84,100	89,751	88,019

Total Taxation	3,695,200	4,115,818	3,589,215

Non-renewable Resources
Natural gas	191,400	269,074	212,440
Oil	656,300	1,124,952	906,938
Potash	293,000	277,967	305,494
Other	51,400	49,106	49,319

Total Non-renewable Resources	1,192,100	1,721,099	1,474,191

Transfers from Government Entities
Crown Investments Corporation of Saskatchewan	175,000	221,000	268,000
Liquor and Gaming Authority	330,700	351,673	361,044
Other enterprises and funds	40,300	41,214	55,420

Total Transfers from Government Entities	546,000	613,887	684,464

Other Own-source Revenue
Fines, forfeits, and penalties	13,100	9,788	10,276
Interest, premium, discount, and exchange	45,900	89,226	54,735
Motor vehicle fees	125,700	135,183	121,549
Other licences and permits	46,100	41,800	54,154
Sales, services, and service fees	83,400	89,389	84,548
Transfers from other governments	16,600	16,860	16,668
Commercial operations (note 8)	--	64,724	5,625
Other	16,000	54,413	30,096

Total Other Own-source Revenue	346,800	501,383	377,651

Total Own-source Revenue	5,780,100	6,952,187	6,125,521

Transfers from the Federal Government
Canada Health Transfer	551,900	659,558	452,396
Canada Social Transfer	299,700	298,756	262,742
Health Reform Fund	108,500	--	46,732
Equalization	82,000	88,672	581,570
Other	185,332	218,379	322,859

Total Transfers from the Federal Government	1,227,432	1,265,365	1,666,299

Total Revenue	$7,007,532	$8,217,552	$7,791,820

36	Public Accounts, 2005-06

General Revenue Fund
Schedules to the Financial Statements

Schedule 11 - Non-cash Items Included in Surplus

	(thousands of dollars)
	2006	2005
Amortization of foreign exchange loss	$2,167	$1,528
Amortization of tangible capital assets (note 5)	134,530	103,411
Net (gain) loss on disposal of tangible capital assets	(391)	143
Write down of tangible capital assets	2,927	--
Loss on loans and investments	1,506	2,366
Earnings retained in sinking funds	(63,082)	(43,031)
Gain on transfer of tangible capital assets	(1,684)	(5,879)

Total Non-cash Items Included in Surplus	$75,973	$58,538

Schedule 12 - Net Change in Non-cash Operating Activities

	(thousands of dollars)
	2006	2005
Decrease (Increase) in accounts receivable	$39,641	$(82,116)
Decrease (Increase) in deferred charges	16,060	(5,428)
(Decrease) Increase in accounts payable and accrued liabilities	(47,305)	316,847
Increase in unearned revenue	3,196	4,978
Decrease prepaid expenses	337	108
Increase in inventories held for consumption	(5,862)	(2,964)

Net Change in Non-cash Operating Activities	$6,067	$231,425

General Revenue Fund	37

General Revenue Fund
Schedules to the Financial Statements

Schedule 13 - Investing Activities

			(thousands of dollars)
	2006		2005
	Receipts	Disbursements	Receipts	Disbursements
Loans
Agricultural Credit Corporation of Saskatchewan	$--	$--	$9,100	$--
Information Services Corporation of Saskatchewan	10,500	--	13,880	--
Municipal Financing Corporation of Saskatchewan	3,847	5,000	9,391	7,148
Saskatchewan Crop Insurance Corporation	68,579	--	--	44,579
Saskatchewan Opportunities Corporation	--	3,000	--	--
Saskatchewan Power Corporation	86,312	250,000	149,929	350,000
Saskatchewan Property Management Corporation	--	--	5,500	--
Saskatchewan Telecommunications Holding Corporation	--	--	14,497	--
Saskatchewan Water Corporation	34,012	7,067	764	3,521
SaskEnergy Incorporated	101,195	102,500	37,958	50,000
Other	60,224	64,738	60,810	70,412

Total Loan Receipts and Disbursements	364,669	432,305	301,829	525,660

Sinking Funds
Contributions	69,045	135,070	25,729	91,273
Debt redemption funded from sinking funds	30,912	--	120,577	--

Total Sinking Fund Receipts and Disbursements	99,957	135,070	146,306	91,273

Other	905	13	1,443	63

Total Receipts and Disbursements	465,531	$567,388	449,578	$616,996

Net Disbursements	$(101,857)		$(167,418)

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Fiscal Stabilization Fund
(unaudited)

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Fiscal Stabilization Fund	41

Fiscal Stabilization Fund
Schedule of Transfers and Accumulated Balance
 For the Year Ended March 31, 2006
(unaudited)

		(thousands of dollars)
	Budget 2006	Actual 2006	Actual 2005
Balance, beginning of year	$748,500	$748,500	$366,000
Transfer from (to) the General Revenue Fund	(174,455)	139,000	382,500

Balance, End of Year	$574,045	$887,500	$748,500

The Fiscal Stabilization Fund (Fund) was established April 1, 2000, by The Fiscal Stabilization Fund Act. Its purpose is to stabilize the fiscal position of the Government to facilitate long-term planning.

Stabilization occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are statutory disbursements.

Amounts transferred to the GRF from the Fund are available for expenses subsequent to receiving required approval from the Legislative Assembly.

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Summary Financial Statements

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Summary Financial Statements	45

Government of Saskatchewan
Responsibility for Summary Financial Statements

The Government is responsible for the Summary Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to obtain reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements in accordance with Canadian generally accepted accounting principles for senior governments, using the Government’s best estimates and judgment when appropriate. He uses information from the accounts of the General Revenue Fund, Crown corporations and other government organizations to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements. His report, which appears on the following page, provides the scope of his audit and states his opinion.

Treasury Board approves the Summary Financial Statements. The statements are tabled in the Legislative Assembly as part of the Public Accounts and referred to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.

/s/ Andrew Thomson
Andrew Thomson
Minister of Finance

/s/ Doug Matthies
Doug Matthies
Deputy Minister of Finance

/s/ Terry Paton
Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2006

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Summary Financial Statements	47

Auditor’s Report

To the Members of the Legislative Assembly of Saskatchewan

I have audited the summary statement of financial position of the Government of Saskatchewan as at March 31, 2006 and the summary statements of operations, accumulated deficit, change in net debt, and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2006 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

/s/ Fred Wendel
Regina, Saskatchewan	Fred Wendel, CMA, CA
June 8, 2006	Provincial Auditor

48	Public Accounts, 2005-06

Government of Saskatchewan
Summary Statement of Financial Position
 As at March 31, 2006

				(thousands of dollars)
Schedule			2006		2005

Financial Assets
	Cash and temporary investments (note 2)		$1,646,114		$1,330,040
1	Accounts receivable		793,429		832,648
2	Assets held for sale		120,754		131,524
	Deferred charges		40,035		65,607
3	Loans and mortgages receivable		141,397		142,949
4	Investment in government business enterprises		2,946,797		2,713,990
5	Other investments		619,175		682,194

Total Financial Assets			6,307,701		5,898,952

Liabilities
6	Accounts payable and accrued liabilities		1,690,950		1,708,845
7	Other liabilities		198,295		185,419
8	Unearned revenue		241,772		224,493
9,10&11	Public debt (note 5)	$7,642,768		$8,103,760
	Unamortized foreign exchange loss	(16,828)	7,625,940	(21,136)	8,082,624
	Pension liabilities (note 6)		4,311,986		4,185,062

Total Liabilities			14,068,943		14,386,443

Net Debt			(7,761,242)		(8,487,491)

Non-financial Assets
	Prepaid expenses		22,920		27,673
	Inventories held for consumption		86,196		85,861
	Tangible capital assets (note 3)		3,964,885		3,941,915

Total Non-financial Assets			4,074,001		4,055,449

Accumulated Deficit			$(3,687,241)		$(4,432,042)

(See accompanying notes)
	Contingencies and contractual obligations (notes 10 and 11)
12	Guaranteed debt (note 10)

Summary Financial Statements	49

Government of Saskatchewan
Summary Statement of Operations
 For the Year Ended March 31, 2006

		(thousands of dollars)
Schedule		2006	2005

Revenue
13	Taxation	$4,116,975	$3,590,352
13	Non-renewable resources	1,721,100	1,474,191
13	Other own-source revenue	1,446,580	1,317,272
13	Transfers from the federal government	1,463,045	1,995,201

Total Revenue		8,747,700	8,377,016

Expense
	Agriculture	512,081	780,396
	Community development	294,495	230,608
	Debt charges (note 7)	840,640	903,055
	Economic development	371,390	277,202
	Education	1,396,869	1,207,844
	Environment and natural resources	174,163	153,901
	Health	3,221,618	2,943,438
	Protection of persons and property	356,250	319,401
	Social services and assistance	844,190	821,357
	Transportation	328,868	317,014
	Other	445,971	421,744

Total Expense (note 8)		8,786,535	8,375,960

	(Deficit) surplus from government service organizations	(38,835)	1,056
4	Income from government business enterprises	717,811	843,285

Surplus (note 9)		$678,976	$844,341

(See accompanying notes)

50	Public Accounts, 2005-06

Government of Saskatchewan
Summary Statement of Accumulated Deficit
 For the Year Ended March 31, 2006

			(thousands of dollars)
		2006		2005
Schedule		Estimated	Actual	Actual

	Accumulated deficit, beginning of year	$(4,432,042)	$(4,432,042)	$(5,366,810)
	Adjustment to accumulated deficit (note 15)	--	--	30,119
	Surplus (deficit)	(173,100)	678,976	844,341
4	Other comprehensive income	--	65,825	60,308

Accumulated Deficit, End of Year		$(4,605,142)	$(3,687,241)	$(4,432,042)

(See accompanying notes)

Government of Saskatchewan
Summary Statement of Change in Net Debt
 For the Year Ended March 31, 2006

(thousands of dollars)
2006	2005
Estimated	Actual	Actual

Surplus (Deficit)	$(173,100)	$678,976	$844,341

Tangible Capital Assets
Acquisitions (note 3)	(337,900)	(407,492)	(295,736)
Amortization (note 3)	295,800	298,092	275,507
Writedowns (note 3)	--	72,291	--
Net loss on disposal	--	8,350	3,878
Proceeds on disposal	--	5,789	7,608
Increase in tangible capital assets, beginning of year (note 14(b))	--	--	(82,469)

Net Acquisition of Tangible Capital Assets	(42,100)	(22,970)	(91,212)

Other Non-financial Assets
Net use (acquisition) of prepaid expenses	--	4,753	(6,088)
Net acquisition of inventories held for consumption	--	(335)	(7,342)

Net Use (Acquisition) of Other Non-financial Assets	--	4,418	(13,430)

Decrease (increase) in net debt	(215,200)	660,424	739,699
Net debt, beginning of year	(8,487,491)	(8,487,491)	(9,317,617)
Adjustment to accumulated deficit (note 15)	--	--	30,119
4	Other comprehensive income	--	65,825	60,308

Net Debt, End of Year	$(8,702,691)	$(7,761,242)	$(8,487,491)

(See accompanying notes)

Summary Financial Statements	51

Government of Saskatchewan
Summary Statement of Cash Flow
 For the Year Ended March 31, 2006

		(thousands of dollars)
Schedule		2006	2005

Operating Activities
	Surplus	$678,976	$844,341
	Add (deduct) non-cash items
4	Income from government business enterprises	(717,811)	(843,285)
15	Other non-cash items included in surplus	185,263	168,800
16	Net change in non-cash operating activities	82,449	240,002
	Dividends received from other investments	127,432	63,878
4	Dividends received from government business enterprises	575,829	645,347

Cash Provided by Operating Activities		932,138	1,119,083

Capital Activities
	Acquisition of tangible capital assets (note 3)	(407,492)	(295,736)
	Proceeds on disposal of tangible capital assets	5,789	7,608
	Increase in tangible capital assets, beginning of year (note 14(b))	--	(82,469)

Cash Used for Capital Activities		(401,703)	(370,597)

Investing Activities
2	Disposal of land held for resale	1,534	1,289
2	Increase in other assets held for sale	(4,620)	--
3	Net (increase) decrease in loans and mortgages receivable	(3,946)	2,616
4	Increase in equity advances to government business enterprises	(25,000)	--
	Acquisition of other investments	(59,008)	(23,989)
	Disposition of other investments	130,954	111,111
	Decrease in other investments, beginning of year (note 14(b))	--	60,042

Cash Provided by Investing Activities		39,914	151,069

Financing Activities
	Proceeds from public debt	426,724	522,021
	Repayment of public debt	(820,799)	(1,103,165)
	Increase in public debt, beginning of year (note 14(b))	--	32,453
	Increase in other liabilities	12,876	4,436
	Increase in pension liabilities	126,924	132,406

Cash Used for Financing Activities		(254,275)	(411,849)

Increase in cash and temporary investments		316,074	487,706
Cash and temporary investments, beginning of year		1,330,040	842,334

Cash and Temporary Investments, End of Year		$1,646,114	$1,330,040

(See accompanying notes)

52	Public Accounts, 2005-06

Government of Saskatchewan
Notes to the Summary Financial Statements
 For the year ended March 31, 2006

1.	Significant Accounting Policies

These Summary financial statements are prepared in accordance with generally accepted accounting principles for senior governments, as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. The significant accounting policies are summarized below.

a)	Government reporting entity

The government reporting entity consists of organizations controlled by the Government. These government entities are segregated into two classifications. Entities that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity are classified as government business enterprises. All other government entities are government service organizations.

A listing of the organizations included in the government reporting entity is provided in schedule 17. Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

Trusts administered by the Government are excluded from the reporting entity.

b)	Government partnerships

The Government has entered into various partnerships where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership. Government business partnerships are government partnerships that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity.

c)	Method of consolidation

Government service organizations are consolidated after adjustment to a basis consistent with the accounting policies described in note 1(d). Significant inter-organization balances and transactions are eliminated.

Government business enterprises are accounted for by the modified equity method. Using this method, the Government’s investment in government business enterprises, which is initially recorded at cost, is adjusted annually to include the net earnings or losses and certain other net equity changes of the enterprise without adjustment to conform with the accounting policies described in note 1(d). With the exception of dividends declared by March 31, inter-organization balances and transactions are not eliminated.

Government partnerships, except those designated as government business partnerships, are proportionately consolidated, as disclosed in note 12. Significant inter-organization balances and transactions are eliminated.

Government business partnerships are accounted for by the modified equity method.

Financial results of government organizations whose fiscal year-ends are other than March 31 are adjusted for transactions having a significant impact on these financial statements.

d)	Basis of accounting

Revenue

Revenues are recorded on the accrual basis except for receipts from the federal government for corporate and personal income taxes, which are recorded on the cash basis. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

Expense

Expenses are recorded on the accrual basis. Government transfers are recognized as expenses in the period during which the transfer is authorized and any eligibility criteria are met.

Assets

Financial assets are assets that could be used to discharge existing liabilities or finance future operations and are not for consumption in the normal course of operations.

Temporary Investments are recorded at cost which approximates market value.

Summary Financial Statements	53

Government of Saskatchewan
Notes to the Summary Financial Statements

Assets held for sale include inventories and land held for resale, which are valued at the lower of cost and net realizable value. Other assets held for sale include assets that the Government has committed to selling and anticipates that a sale to a purchaser outside the reporting entity will be completed in the next year.

Deferred charges include issue costs and net discounts or premiums incurred on the issue of public debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

Loans and mortgages receivable are initially recorded at cost. Where there has been a loss in value that is other than a temporary decline, the loan or mortgage is written down to recognize the loss. Interest is recognized on the accrual basis except when collection is uncertain, it is recorded on the cash basis.

Other investments consist of: equity investments; portfolio investments; bonds, debentures and other advances; and property holdings. These investments are accounted for by various methods as described below and are written down to their fair value when there is evidence of a permanent decline in value.

Equity investments exist when the Government holds shares of private or public companies and exercises significant influence but has less than a controlling interest or when the Government has shared control, as in government business partnerships. These investments are accounted for by the modified equity method. Using this method, the Government’s investment, which is initially recorded at cost, is adjusted annually for the Government’s share of the investee’s net earnings or losses and is reduced by dividends and partnership distributions received from these investments.

Portfolio investments exist when the Government holds shares of private or public companies and does not exercise significant influence. Portfolio investments are recorded at cost, and dividends from these shares are recorded as income when receivable.

Bonds, debentures and other advances and Property holdings are recorded at amortized cost.

Non-financial assets are acquired, constructed or developed assets that do not normally provide resources to discharge existing liabilities, but instead are normally employed to deliver government services, may be consumed in the normal course of operations and are not for sale in the normal course of operations.

Inventories held for consumption are recorded at cost and are expensed as they are consumed.

Tangible capital assets are recorded at cost and include all amounts directly attributable to the acquisition, construction, development or betterment of the asset. Tangible capital assets are generally amortized on a straight-line basis over the estimated useful life of each asset.

Liabilities

Liabilities are present obligations to individuals and organizations outside the government reporting entity as a result of transactions and events occurring prior to year-end, which will be satisfied in the future through the transfer or use of assets or another form of economic settlement. They consist of obligations to provide authorized transfers where any eligibility criteria have been met, to repay borrowings, to pay for goods and services acquired prior to year-end and to deliver goods or services in the future where payment has been received.

Unearned revenue is revenue that will be earned in a subsequent fiscal year and includes restricted funding from the federal government and other organizations.

Public debt consists of debt of government service organizations recorded net of amounts issued on behalf of and reimbursable from government business enterprises. Total public debt, as disclosed in schedules 9 and 11, includes public debt and the debt of government business enterprises.

Public debt is recorded at par. Premiums, discounts and issue costs are recorded as deferred charges and are amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. Premiums and discounts on long-term investments within these sinking funds are amortized on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Unamortized foreign exchange loss includes unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue. Realized foreign exchange gains and losses are included in the surplus or deficit.

Pension liabilities are calculated using the projected benefit method prorated on services, except as otherwise disclosed in note 6. Pension fund assets are valued at market related values. Changes in the pension liabilities that result from estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average

54	Public Accounts, 2005-06

Government of Saskatchewan
Notes to the Summary Financial Statements

remaining service life of the related employee group. Gains or losses as a result of plan amendments are recognized in the period of the plan amendment.

Guaranteed debt includes guarantees of the Government made through specific agreements or legislation to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the Government’s best estimate of future payments net of recoveries. The loss provision is recorded as a liability and an expense in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2.	Cash and Temporary Investments

Temporary investments are generally for less than three months and have an average effective interest rate of 3.78 per cent.

3.	Tangible Capital Assets

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide ongoing value to the public.

The following table discloses the tangible capital assets held by government service organizations and does not include the following:

•	works of art and historical treasures, such as the Legislative Building;
•	intangible assets and items inherited by right of the Crown, such as Crown lands, forests, water and mineral resources, which are not recognized in these financial statements; and
•	capital assets held by government business enterprises, as disclosed in schedule 4.
							(thousands of dollars)
	2006							2005
	Land & Improve- ments	Buildings & Improve- ments	Machinery & Equipment	Trans- portation Equipment	Office & Information Technology	Infra- structure	Total	Total

Estimated useful life	3 years-Indefinite	3-50 years	2-33 years	3-40 years	2-25 years	3-60 years
Opening Net Book Value of
Tangible Capital Assets	$194,198	$1,472,564	$252,055	$85,414	$124,719	$1,812,965	$3,941,915	$3,850,703

Opening cost	$210,700	$2,524,864	$923,550	$169,905	$315,377	$3,312,127	$7,456,523	$7,091,090
Adjustment to opening cost
(note 14 (b))	--	--	--	--	--	--	--	160,206
Acquisitions	3,439	84,487	71,330	88,000	29,384	130,852	407,492	295,736
Write-downs	(1,104)	(30,220)	(153,627)	(848)	(1,345)	(33)	(187,177)	(937)
Disposals	(55)	(26,913)	(13,428)	(7,480)	(13,008)	(37,872)	(98,756)	(89,572)

Closing cost[1]	212,980	2,552,218	827,825	249,577	330,408	3,405,074	7,578,082	7,456,523

Opening accumulated
amortization	16,502	1,052,300	671,495	84,491	190,658	1,499,162	3,514,608	3,240,387
Adjustment to opening
accumulated amortization
(note 14 (b))	--	--	--	--	--	--	--	77,737
Annual amortization	973	96,299	43,790	27,442	34,612	94,976	298,092	275,507
Write-downs	--	(11,300)	(102,286)	(23)	(1,277)	--	(114,886)	(936)
Disposals	--	(19,178)	(12,180)	(5,238)	(10,171)	(37,850)	(84,617)	(78,087)

Closing accumulated
amortization	17,475	1,118,121	600,819	106,672	213,822	1,556,288	3,613,197	3,514,608

Closing Net Book Value of
Tangible Capital Assets	$195,505	$1,434,097	$227,006	$142,905	$116,586	$1,848,786	$3,964,885	$3,941,915

[1] Closing cost includes work-in-progress of $79.4 million (2005 - $55.2 million)

Summary Financial Statements	55

Government of Saskatchewan
Notes to the Summary Financial Statements

4.	Measurement Uncertainty

Uncertainty in the determination of the amount at which an item is recognized or disclosed in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized or disclosed amount and another reasonably possible amount.

Measurement uncertainty that may be material to these financial statements exists in the accrual of pension obligations, site restoration obligations, accident claims obligations, unbilled utility revenue, non-renewable resources royalties and the federal government’s Canada Health Transfer and Canada Social Transfer payments. It also exists in the valuation of loans where repayment is contingent upon an organization’s cash flows.

The nature of the uncertainty in the accrual of pension, site restoration and accident claims obligations arises because actual experience may differ significantly from actuarial or historical estimations and assumptions. Uncertainty in the accrual of unbilled utility revenue arises because actual usage may differ from estimated usage. The uncertainty related to accrued royalties arises because of price and production sensitivities in the royalty structures. Uncertainty related to transfers from the federal government arise because of changes in economic and demographic conditions in the Province and the country. The uncertainty in the valuation of loans arises from the effect of commodity prices on cash flows.

While best estimates are used for reporting items subject to measurement uncertainty, it is reasonably possible that changes in future conditions, occurring within one fiscal year, could require a material change in the amounts recognized or disclosed.

5.	Risk Management of Public Debt

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities. As a result of these transactions, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt. Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

Interest rate risk is the risk that the Government’s debt charges will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2006, 85.7 per cent (2005 — 88.2 per cent) of the Government’s gross public debt effectively carried a rate of interest that was fixed for greater than a one-year period.

Foreign exchange rate risk is the risk that the Government’s debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps. At March 31, 2006, 97.4 per cent (2005 — 96.4 per cent) of the Government’s gross public debt is effectively denominated in Canadian dollars.

Credit risk is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2006, 100 per cent (2005 — 100 per cent) of the Government’s counterparties held a Standard and Poor’s credit rating of A or better.

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 11 provides more detailed information on the Government’s use of derivative financial instruments.

56	Public Accounts, 2005-06

Government of Saskatchewan
Notes to the Summary Financial Statements

6.	Retirement Benefits

The Government sponsors several defined benefit and defined contribution pension plans. The Government also participates in a joint defined benefit pension plan.

Defined benefit plans provide benefits based on length of service and pensionable earnings. A typical defined benefit plan provides pensions equal to 2.0 per cent of a member’s average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially. An actuary extrapolates these valuations when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on the actual market values averaged over a four-year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

Joint defined benefit plans are governed by a formal agreement between the joint sponsors (i.e., employer and plan members), which establishes that the joint sponsors have shared control over the plan. Funding contributions are shared mutually between the employer and plan members. The sponsors share, on an equitable basis, the significant risks of each plan. Accordingly, the Government accounts for only its portion of the plan. Plan assets and surpluses are restricted for member benefits or certain other purposes set out in the agreement. Plan benefits are determined on the same basis as defined benefit plans.

The accrued benefit obligation is determined using the projected accrued benefit actuarial cost method. Pension fund assets are valued at market related values by averaging the difference between the net investment income on a market-value basis and the expected investment income determined by the actuary, over a five-year period.

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary. The Government provides contributions at specified rates for employee current service.

Pension fund assets of government sponsored defined benefit and defined contribution plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

Government Service Organizations

a)	Defined benefit plans and joint defined benefit plan

The two main defined benefit plans are the Teachers’ Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation. Defined benefits are also payable to members of the former Members of the Legislative Assembly Superannuation Fund (MLA).

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index (CPI). Judges who retire on or after April 1, 2003 receive inflation protection equal to 75 per cent of the previous year’s increase in CPI, up to a CPI increase of 5.0 per cent, and 50 per cent of the increase in CPI over 5.0 per cent. The PSSP and other plans provide adhoc inflation indexing.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP and the MLA, for which member contributions are received and pension obligations are paid directly by the Government.

The Government also participates in the Saskatchewan Healthcare Employees’ Pension Plan (SHEPP), a joint defined benefit plan for employees of the twelve Regional Health Authorities. The Government contributes to the plan at the ratio of 1.12 to 1 of employee contributions. Any actuarially determined deficiency is the responsibility of participating employers and employees in the ratio of 1.12 to 1. The Government’s participating employer contributions for the SHEPP represents approximately 90 per cent of the total employer contributions to the plan.

Summary Financial Statements	57

Government of Saskatchewan
Notes to the Summary Financial Statements

Information on the defined benefit plans of government service organizations and the joint defined benefit plan follows:

	2006					2005
	TSP	PSSP	Others	SHEPP	Total	Total
Plan status	closed	closed	closed [1]	open	n/a	n/a
Member contribution rate, percentage of salary	7.85	7.0-9.0 [2]	5.0-9.0 [2]	5.85-7.35[2]	n/a	n/a
Number of active members	3,538	1,450	67	30,414	35,469	34,801
Average age of active members, years	53.2	54.0	56.7	44.9	46.1	45.5
Former members entitled to deferred pension benefits	5,224	124	11	1,344	6,703	6,878
Number of superannuates and surviving spouses	10,474	5,805	2,356	8,388	27,023	26,187
Actuarial valuation date	June 30/05	Dec. 31/05	Various	Dec. 31/04	n/a	n/a
Long-term assumptions used
Rate of compensation increase	3.50%	3.50%	3.50%	3.75%	n/a	n/a
Expected rate of return on plan assets	6.75%	5.00%	5.00-6.00%	6.50%	n/a	n/a
Discount rate	5.60%	5.00%	5.00-5.20%	6.50%	n/a	n/a
Inflation rate	2.50%	2.50%	2.50%	2.75%	n/a	n/a

[1]	Judges is open to new membership; all other plans are closed.
[2]	Contribution rate varies based on age upon joining the plan.

The following table shows information based on the latest actuarial valuation extrapolated to March 31, 2006 for defined benefit plans and December 31, 2005 for the joint defined benefit plan:

				(thousands of dollars)
	2006				2005
	TSP[1]	PSSP	Others	Total	Total
Accrued benefit obligation,
beginning of year	$4,212,355	$1,588,098	$302,166	$6,102,619	$5,990,295
Current benefit cost	54,576	15,918	3,169	73,663	75,075
Interest cost	270,119	96,596	15,875	382,590	391,888
Actuarial losses (gains)	562,395	163,505	16,356	742,256	(7,450)
Joint defined benefit plan (SHEPP)[2]	--	--	24,189	24,189	12,702
Benefit payments	(274,161)	(101,045)	(6,580)	(381,786)	(359,891)

Accrued Benefit Obligation, End of Year	4,825,284	1,763,072	355,175	6,943,531	6,102,619

Plan assets, beginning of year	1,570,646	--	171,484	1,742,130	1,781,315
Return on plan assets	104,072	--	17,972	122,044	122,308
Employer contributions	95,632	95,682	5,062	196,376	177,869
Employee contributions	16,773	5,363	368	22,504	25,488
Plan expenses	(3,697)	--	(3,558)	(7,255)	(4,959)
Actuarial losses	(48,354)	--	--	(48,354)	--
Benefit payments	(274,161)	(101,045)	(6,580)	(381,786)	(359,891)

Plan Assets, End of Year	1,460,911	--	184,748	1,645,659	1,742,130

	3,364,373	1,763,072	170,427	5,297,872	4,360,489
Unamortized estimation adjustments[3]	(754,838)	(215,790)	(15,258)	(985,886)	(175,427)

Pension Liabilities[4]	$2,609,535	$1,547,282	$155,169	$4,311,986	$4,185,062

[1]	The TSP accrued benefit obligation includes a liability of $35.9 million (2005 — $40.5 million) relating to the TSP disability provision. The TSP’s actual rate of return on plan assets was 16.0 per cent (2005 — 10.3 per cent).
[2]	The table only reports the Government’s employer portion of the pension liability. At December 31, 2005, the SHEPP had a total accrued benefit obligation of $2.5 billion (2004 — $2.2 billion) and pension fund assets of $2.4 billion (2004 — $2.1 billion) at market related values and unamortized estimation adjustment gains (losses) of $77.5 million (2004 — $(83.8) million). The Government and member contributions to the plan totalled $60.3 million (2004 — $60.3 million) and $59.5 million (2004 — $59.9 million) respectively. Benefit payments from the plan totaled $81.4 million (2004 —$71.4 million). During the year, the SHEPP adopted the projected accrued benefit actuarial cost method. This change in accounting policy has been applied prospectively and increased the Government’s employer portion of the pension liability and expense by $23.1 million for the year.
[3]	Amortized to income over 1 to 13 years, which is the estimated average remaining service life of active plan members at the time the estimation adjustment arose.
[4]	The discount rates used for the latest actuarial valuations of the TSP and the PSSP were decreased to reflect the long-term expectation for the cost of borrowing for public debt. Changes in assumptions can result in significantly higher or lower estimates of liabilities. A 1.0 per cent decrease in the discount rate would result in a $559.1 million and $211.6 million increase in the pension liabilities for the TSP and the PSSP, respectively, and a 1.0 per cent increase would result in a $460.2 million and $176.3 million decrease in the pension liabilities for the TSP and the PSSP, respectively.

58	Public Accounts, 2005-06

Government of Saskatchewan
Notes to the Summary Financial Statements

At March 31, 2006, the market value of defined benefit plan investments was $1.9 billion (2005 — $1.8 billion) and at December 31, 2005 the market value of the joint defined benefit plan investments was $2.5 billion (2004 — $2.2 billion). Of these amounts, 40.3 per cent (2005 — 38.1 per cent) was invested in fixed income securities and 55.8 per cent (2005 — 56.1 per cent) in equity investments.

b)	Defined contribution plans

The two main multi-employer defined contribution plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital). The Government provides contributions to the plans at specified rates for employee current service. The Government also contributes to the Saskatchewan Teachers’ Retirement Plan (STRP), sponsored by the Saskatchewan Teachers’ Federation and to the Regina Civic Employees Superannuation and Benefit Plan (RCESP). The Government has fully funded its share of contributions to the defined contribution plans.

Information on the defined contribution plans of government service organizations follows:

	2006					2005
	Government Sponsored
	PEPP	Capital	RCESP[1]	STRP[2]	Total	Total
Plan status	open	open	open	n/a	n/a	n/a
Member contribution rate, percentage of salary	5.0-6.45[3]	5.0-5.5[3]	9.48-14.05[3]	n/a	n/a	n/a
Government contribution rate, percentage of salary	6.35-6.45[3]	5.5-6.0[3]	9.48-14.05[3]	n/a	n/a	n/a
Government service organization participation
Number of active members	20,646	695	1,447	n/a	22,788	22,352
Member contributions (thousands of dollars)	$46,852	$1,824	$7,633	n/a	$56,309	$52,407
Government contributions (thousands of dollars)	45,760	2,018	7,798	$36,045	91,621	85,539

[1]	Certain employees of a Regional Health Authority participate in the RCESP, a multi-employer defined benefit plan established through a City of Regina bylaw. All costs, including costs of any actuarially determined deficiency, are equally shared by the employees and employers. At December 31, 2005, audited financial statements for the plan reported an accrued benefit obligation of $768.1 million (2004 — $682.8 million) and pension fund assets at market value of $774.1 million (2004 — $665.5 million).
[2]	The STRP is a contributory defined benefit pension plan. The Government contributes an amount which is set through provincial negotiations.
[3]	Contribution rate varies based on employee group.

c)	Pension expense

Pension expense for government service organizations is allocated to education expense, health expense and other expense. Pension interest expense is included in debt charges. The total pension expense of government service organizations includes the following:

	(thousands of dollars)
	2006	2005
Defined benefit plans
Current period benefit cost	$73,663	$75,075
Amortization of estimation adjustments	(19,849)	(26,553)
Employee contributions	(22,504)	(25,488)
Plan expense	7,255	4,959
Cost of financing unfunded pension obligation (pension interest expense)	260,546	269,580

Total pension expense, defined benefit plans	299,111	297,573
Other plans
Total pension expense, joint defined benefit plan	84,509	73,031
Total pension expense, defined contribution plans	91,621	85,539

Total Pension Expense	$475,241	$456,143

Government Business Enterprises

a)	Defined benefit plans

There are additional employee pension plans of government business enterprises which are accounted for in the investment in government business enterprises. The two main defined benefit plans of government business enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel). Other plans include Saskatchewan Government Insurance Superannuation Plan, Liquor Board Superannuation Plan, and the Pension Plan for Employees of the Saskatchewan Workers’ Compensation Board (formerly called the Workers’ Compensation Board Superannuation Plan).

All plans include estimates for inflation indexing based on provisions provided by the individual plans.

Summary Financial Statements	59

Government of Saskatchewan
Notes to the Summary Financial Statements

The Government contributes the amount necessary to fund the payment of pension benefits.

Information on the defined benefit plans of government business enterprises follows:

	2006				2005
	SaskPower	SaskTel	Others	Total	Total
Plan status	closed	closed	closed	n/a	n/a
Number of active members	527	535	126	1,188	1,354
Number of former members, superannuates and surviving spouses	1,748	1,777	436	3,961	3,857
Member contributions (thousands of dollars)	$ 1,652	$ 2,116	$ 377	$ 4,145	$ 4,702
Government contributions (thousands of dollars)	5,198	36,922	2,111	44,231	48,315
Benefits paid (thousands of dollars)	40,486	48,223	7,388	96,097	95,519

The long-term assumptions used to determine the amounts under the defined benefit plans are as follows:

Rate of compensation increase	1.00% - 3.50%
Expected rate of return on plan assets	5.00% - 7.00%
Discount rate	4.75% - 5.25%
Inflation rate	2.25% - 2.50%

Based on the latest actuarial valuations extrapolated to December 31, 2005, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

						(thousands of dollars)
	2006						2005
Plan Name	Actuarial Valuation Date	Accrued Benefit Obligation	Fair Value of Assets	Plan Deficit	Unamortized Amounts[1]	Pension (Surplus) Liabilities	Pension (Surplus) Liabilities
SaskPower	Sept. 30/05	$768,092	$766,352	$1,740	$30,451	$(28,711)	$(22,039)
SaskTel	Dec. 31/03	1,029,502	917,733	111,769	165,234	(53,465)	(55,285)
Others	Various	128,508	97,164	31,344	7,249	24,095	23,701

Total		$1,926,102	$1,781,249	$144,853	$202,934	$(58,081)	$(53,623)

[1]	Includes unamortized transitional assets, unamortized (gains) losses and unamortized past service costs. Amortized against the plan deficit over 3.6 to 5 years, which is the estimated average remaining service life of active plan members at the time the amounts arose.

At December 31, 2005, 33.0 per cent (2004 — 33.7 per cent) of pension plan assets were invested in fixed income securities and 58.0 per cent (2004 — 53.7 per cent) in equity investments.

b)	Defined contribution plans

Information on the defined contribution plans of government business enterprises follows:

	2006					2005
	PEPP		Capital		Total	Total
Plan status	open		open		n/a	n/a
Member contribution rate, percentage of salary	5.0-6.45	[1]	5.0-5.5	[1]	n/a	n/a
Government contribution rate, percentage of salary	6.35-6.45	[1]	5.5-6.0	[1]	n/a	n/a
Government business enterprise participation
Number of active members	8,950		2,160		11,110	10,504
Government contributions (thousands of dollars)	$26,860		$5,001		$31,861	$28,832

[1]	Contribution rate varies based on employee group.

c)	Pension expense

Pension expense and pension interest expense for government business enterprises are included in income from government business enterprises. The pension expense for the year for the defined benefit plans is $39.9 million (2005 — $40.6 million) and $31.9 million (2005 — $28.8 million) for the defined contribution plans.

60	Public Accounts, 2005-06

Government of Saskatchewan
Notes to the Summary Financial Statements

d)	Other future benefit plans

Other future benefit plans of government business enterprises include defined benefit severance plans for management employees, union employees and the supplementary superannuation plan. The present value of accrued benefits is $105.8 million (2005 — $82.3 million) and the accrued benefit liability is $73.8 million (2005 — $55.2 million).

7.	Debt Charges
	(thousands of dollars)
	2006	2005
Total interest costs	$1,097,687	$1,138,218
Interest reimbursed from government business enterprises	(267,182)	(244,110)
Net foreign exchange loss	2,167	1,528
Other costs	7,968	7,419

Total Debt Charges	$840,640	$903,055

8.	Expense by Object
	(thousands of dollars)
	2006	2005
Transfers	$3,536,597	$3,128,885
Salaries and benefits	2,604,710	2,394,437
Operating costs	1,183,072	1,122,781
Debt charges	840,640	903,055
Tangible capital asset amortization	298,092	275,507
Other	323,424	551,295

Total Expense	$8,786,535	$8,375,960

9.	Comparison of Estimated to Actual Results

The estimated to actual comparison is presented on the basis of the summary financial budget, which is included in the Provincial Budget.

		(thousands of dollars)
	2006		2005
	Estimated	Actual	Actual
General Revenue Fund	$69	$400,466	$382,617
Fiscal Stabilization Fund	(174,455)	139,000	382,500
Other Treasury Board Organizations	(159,414)	(129,382)	(62,950)

Treasury Board Organizations[1]	(333,800)	410,084	702,167
Crown Management Board Organizations[1]	89,900	80,659	55,878

	(243,900)	490,743	758,045
Not-for-Profit Insurance Organizations	41,300	188,233	86,296

Surplus (Deficit)	$(202,600)	$678,976	$844,341

[1]	Net of dividends from other government organizations.

10.	Contingencies

Guaranteed debt

Debt of $94.6 million (2005 — $150.8 million) is guaranteed by the Government. Schedule 12 provides a listing of guaranteed debt.

Lawsuits

Up to $46.3 million may be paid depending on the outcome of lawsuits in progress.

Summary Financial Statements	61

Government of Saskatchewan
Notes to the Summary Financial Statements

Indian and Northern Affairs Canada

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and that these costs are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

Goods and Services Tax Obligation

Since 1999, a government business enterprise has determined its GST obligations based on a ruling from the Canada Revenue Agency (CRA). As a result of recent legislative changes, the government business enterprise has requested the CRA to confirm its prior ruling. The outcome of this request cannot be predicted. If CRA amends its ruling, up to $28 million (2005 restated — $23 million) may be paid.

Transfers from the Federal Government

A Federal Act, Bill C-48, received royal assent on July 20, 2005 authorizing the federal Minister of Finance to make payments to provinces and territories, in respect of the fiscal year 2005-06. The payments will be provided for various programs such as post-secondary education, public transit, affordable housing, off-reserve aboriginal housing and northern housing.

The amount of the federal transfer to provinces and territories will be based on the difference between the 2005-06 annual federal surplus and $2 billion. The financial outcome of the federal government is not expected to be known until the fall of 2006. Therefore, a reasonable estimate of the federal transfer to the Province of Saskatchewan is not yet determinable, and no amount has been recorded in these financial statements. A preliminary estimate of the federal transfer to the Province of Saskatchewan, in respect of the fiscal year 2005-06, is $108.1 million.

11.	Contractual Obligations

Significant contractual obligations include:

•	forward purchase agreements of $1,533.5 million for coal contracted for future minimum deliveries valued at current prices over the next 18 years, and approximately $4,739.3 million for power over the next 21 years;
•	contracts for the construction and acquisition of tangible capital assets of $490.8 million;
•	agreements to provide housing subsidies and transfers of $107.9 million, over five years;
•	capital grant projects of $53.6 million, over 15 years;
•	computer service agreements of $48.8 million, over three years;
•	treaty land entitlement agreements valued at approximately $11.7 million over five years;
•	other contractual obligations of $280.3 million which include $13.4 million for agriculture, $6.8 million for community development, $89.8 million for economic development, $5.4 million for education, $88.4 million for environment; and
•	operating and capital lease obligations as follows:
	(thousands of dollars)
	Operating	Capital
Future minimum lease payments
2006-07	$92,447	$23,813
2007-08	65,575	19,132
2008-09	55,195	16,887
2009-10	43,437	13,046
2010-11	39,261	12,592
Thereafter	57,836	35,769

	353,751	121,239
Interest and executory costs	--	(51,034)

Total Lease Obligations	$353,751	$70,205

Total operating lease obligations include $193.3 million for government service organizations and $160.5 million for government business enterprises.

62	Public Accounts, 2005-06

Government of Saskatchewan
Notes to the Summary Financial Statements

Total capital lease obligations include $59.7 million for government service organizations (schedule 7) and $10.5 million for government business enterprises.

12.	Government Partnerships

The Government has a 50 per cent partnership interest in Meadow Lake Pulp Limited Partnership (MLPLP), which operates a pulp mill near Meadow Lake.

The Government’s pro-rata share of its government partnership is as follows:

	(thousands of dollars)
	2006	2005
Financial assets	$8,872	$16,263
Liabilities	16,475	39,150

Net Debt	(7,603)	(22,887)
Non-financial assets	9,603	82,535

Accumulated Surplus	2,000	59,648

Revenue	89,281	96,045
Expense	98,413	101,439

Deficit	(9,132)	(5,394)
Writedown of partnership interest	(48,516)	--
Accumulated surplus, beginning of year	59,648	65,042

Accumulated Surplus, End of Year	$2,000	$59,648

In 2005-06, the Government recorded a writedown against its interest in MLPLP, which reduced the net carrying value of this investment to $2.0 million.

On December 28, 2005, MLPLP obtained creditor protection under the Companies’ Creditors Arrangement Act (CCAA). The CCAA Order provided for a 30 day general stay period that expired on January 27, 2006, and has been extended to March 31, 2006. The stay generally precludes parties from taking any actions against MLPLP for breach of contractual or other obligations. The CCAA process will also provide time in which to investigate all options with respect to the future of the mill including the development of a cost reduction plan and pursuing potential purchasers of the mill.

In 2005, the Government engaged a consulting firm to manage a sales process for MLPLP. Discussions have begun with potential buyers and the Government anticipates selling its interest in MLPLP during 2006. Accordingly, the net assets of MLPLP at March 31, 2006, shown above as accumulated surplus, have been reclassified to assets held for sale, as disclosed in schedule 2. The revenue and expense of MLPLP for the year ended March 31, 2006 have been proportionately consolidated in these financial statements. Comparative figures have not been reclassified. The assets, liabilities, revenue and expense of MLPLP for the year ended March 31, 2005 have been proportionately consolidated in these financial statements.

13.	Trust Funds

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are administered but not controlled by the Government. Therefore, trust funds are not included in the reporting entity.

Trust fund assets held and administered by the Government at March 31, 2006, are as follows:

	(thousands of dollars)
	2006	2005 (Restated)
Pension plans	$9,948,965	$9,025,849
Public Guardian and Trustee of Saskatchewan	148,566	137,154
Other	204,455	225,751

Total Trust Fund Assets	$10,301,986	$9,388,754

Amounts are based on the latest financial statements of the funds closest to March 31, 2006, where available. The trust fund balances, net of liabilities, total $9,917.9 million (2005 restated — $8,985.7 million).

Summary Financial Statements	63

Government of Saskatchewan
Notes to the Summary Financial Statements

14.	Change in Accounting Policy

a)	Capitalization of Non-financial Assets

During 2004-05, the Government adopted new standards of accounting for non-financial assets recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. Along with this change in accounting policy, a new financial statement presentation was introduced. This new presentation introduced non-financial assets as a separate category of assets on the Summary Statement of Financial Position. It also resulted in the annual surplus and accumulated deficit being calculated using the expense basis of accounting, as opposed to the expenditure basis, used previously. Also introduced was a new Summary Statement of Change in Net Debt, which reconciles the annual surplus calculated on the expense basis to the annual change in net debt. Net debt is calculated as liabilities less financial assets.

Under the new recommendations, tangible capital assets and inventories held for consumption are recorded as non-financial assets on the Summary Statement of Financial Position and the cost of the Government’s use of these assets during the year is recorded as an expense in the Summary Statement of Operations. Prior to 2004-05, tangible capital assets and inventories held for consumption were recorded as expenditures in the period acquired. The effect of this change in accounting policy in 2004-05 was an increase in assets and an increase in the surplus of $98.6 million.

b)	Government Partnerships

During 2004-05, the Government determined that its 50 per cent interest in Meadow Lake Pulp Limited Partnership (MLPLP), no longer met the definition of a government business partnership, but is more appropriately reported as a government partnership. Accordingly it is proportionately consolidated (see note 12).

The net effect of this change in accounting treatment at April 1, 2004 was as follows:

(thousands of dollars)
Financial assets
Investment in MLPLP	$(60,042)
Other	16,553
Liabilities
Public debt	32,453
Other	14,200

Net Debt	(90,142)
Non-financial assets
Tangible capital assets	82,469
Other	7,673

Accumulated Deficit	$--

15.	Adjustment to Accumulated Deficit

During 2004-05, an adjustment of $30.1 million was made to the April 1, 2004 accumulated deficit. A government business enterprise adopted new standards of accounting for financial instruments recommended by the Canadian Institute of Chartered Accountants, resulting in an increase in investment in government business enterprises of $30.1 million and a corresponding decrease in the accumulated deficit.

16.	Comparative Figures

Certain of the 2005 comparative figures have been reclassified to conform with the current year’s presentation.

64	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 1 — Accounts Receivable

	(thousands of dollars)
	2006	2005
Taxation	$210,998	$198,099
Non-renewable resources	126,376	183,949
Other own-source revenue	442,234	433,975
Transfers from the federal government	97,923	98,180

	877,531	914,203
Provision for loss	(84,102)	(81,555)

Total Accounts Receivable	$793,429	$832,648

Schedule 2 — Assets Held for Sale

	(thousands of dollars)
	2006	2005
Land held for resale	$114,191	$115,725
Inventories held for resale	1,943	15,799
Other assets held for sale
Centennial Foods (schedule 5)	2,620	--
Meadow Lake Pulp Limited Partnership (note 12)	2,000	--

Total Assets Held for Sale	$120,754	$131,524

Land Held for Resale

The estimated net realizable value of the Government’s land held for resale at March 31, 2006 is $214.4 million (2005 — $214.1 million).

Other Assets Held for Sale

The Government has committed to the sale of these assets and has a plan in place for selling them. These assets are in sale condition, have been publicly offered for sale and an active market exists for them. The Government anticipates that a sale to a purchaser external to the government reporting entity will be completed within the next year.

The carrying values of these assets have been reclassified to assets held for sale from their usual classifications. The comparative figures have not been reclassified as these assets were not held for sale at March 31, 2005.

Summary Financial Statements	65

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 3 — Loans and Mortgages Receivable

	(thousands of dollars)
	2006	2005
Student loans	$133,824	$122,768
Agricultural loans	55,409	66,388
Other loans	39,005	36,175
Mortgages	2,709	1,670

	230,947	227,001
Provision for loss	(89,550)	(84,052)

Total Loans and Mortgages Receivable	$141,397	$142,949

Student Loans

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985. Loans are interest-free until the discontinuance of full-time studies or graduation. Interest rates are prescribed by the Minister of Learning. Special incentive loan remission grants, student bursaries, scholarships, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

A Risk Sharing Student Loans Agreement between the Government and a bank was signed in March 1996. This agreement covers loans approved between August 1, 1996 and July 31, 2001. The Government retained responsibility for loan approval. Loans approved are lender-financed, disbursed, managed and collected by the bank. The Government pays a risk premium of 5.0 per cent to the bank when loans become repayable.

In June 2001, the Government entered into an agreement with the federal government to integrate the federal and provincial student loans programs. This agreement is effective for loans approved on or after August 1, 2001 and establishes the Government as financier of the program. The Government approves applications for both provincial and federal loans. Disbursement, administration and collection of loans is contracted to external agencies.

A loss provision of $52.7 million (2005 — $50.1 million) has been recorded on these loans.

Agricultural Loans

Capital loan program
The Government holds $35.7 million (2005 — $42.7 million) in loans under the Capital loan program. These loans are repayable over terms not exceeding 25 years and bear interest at rates between 5.0 per cent and 13.5 per cent (2005 — 5.0 and 13.5 per cent). Security on individual loans varies and may include mortgages on real property, security agreements and guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act. A loss provision of $10.2 million (2005 — $11.8 million) has been recorded on these loans.

Other agricultural loans
The Government holds $19.7 million (2005 — $23.7 million) in loans under various other agricultural loan programs. The interest on these loans ranges from 5.0 to 10.5 per cent (2005 — 5.0 to 10.5 per cent). Generally, the loans are secured by promissory notes and, where applicable, by guarantees or general security arrangements. A loss provision of $11.3 million (2005 — $10.8 million) has been recorded on these loans.

Other Loans

The Government’s loan portfolio also consists of numerous other loans at various interest rates. Maturities on these loans extend to 2022. A loss provision of $15.2 million (2005 — $10.6 million) has been recorded on these loans.

Mortgages

Mortgages are repayable, at various interest rates, over terms not exceeding 35 years. Security on the mortgages may include promissory notes or charges against residential property. A loss provision of $0.1 million (2005 — $0.8 million) has been recorded on these mortgages.

66	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 - Investment in Government Business Enterprises

	SaskEnergy Incorporated Dec. 31, 2005	Saskatchewan Power Corporation Dec. 31, 2005	Saskatchewan Telecom- munications Holding Corporation Dec. 31, 2005	Liquor and Gaming Authority Mar. 31, 2006	Saskatchewan Gaming Corporation Mar. 31, 2006
Assets
Cash and temporary investments
Due from government organizations	$--	--	--	40,089	--
Other	1,572	64,907	97,079	1,326	8,533
Accounts receivable
Due from government organizations	--	4,712	--	--	--
Other	215,614	156,218	100,380	33,022	411
Inventories	7,346	138,638	6,832	17,123	186
Prepaid expenses	--	9,685	14,651	3,405	764
Long-term investments
In the Government	--	--	--	--	--
Other	24,410	28,165	2,407	--	--
Capital assets	946,947	3,616,121	874,469	68,164	62,832
Other assets
Due from government organizations	--	6,000	--	--	--
Other	175,100	76,928	117,847	2,191	--

Total Assets	1,370,989	4,101,374	1,213,665	165,320	72,726

Liabilities
Accounts payable and accrued liabilities
Due to government organizations	12,631	62,831	8,041	--	--
Other	224,960	158,019	128,804	17,131	6,600
Dividends payable to government organizations	5,200	21,749	815	117,219	25,194
Debt
Owing to government organizations	726,795	2,204,462	348,840	--	--
Other	7,621	92,642	7,704	--	32,895
Unearned revenue
Received from government organizations	--	--	--	--	--
Other	--	--	51,548	--	--
Unpaid insurance claims	--	--	--	--	--
Other liabilities	--	125,832	2,846	30,970	8,037

Total Liabilities	977,207	2,665,535	548,598	165,320	72,726

Net Assets	$393,782	1,435,839	665,067	--	--

Revenue
From government organizations	$14,924	35,559	43,634	--	--
Other	681,924	1,295,849	942,410	738,207	102,706

Total Revenue	696,848	1,331,408	986,044	738,207	102,706

Expense
Paid and owing to government organizations	64,051	249,214	50,924	--	--
Other	609,670	951,685	870,766	385,989	73,480

Total Expense[3]	673,721	1,200,899	921,690	385,989	73,480

Income (loss) before non-recurring items	23,127	130,509	64,354	352,218	29,226
Non-recurring items[4]	53,620	--	--	--	--

Net Income (Loss)	76,747	130,509	64,354	352,218	29,226
Retained earnings (deficit) - beginning of year	276,431	730,168	408,632	--	--
Effect of prior period adjustment (note 15)	--	--	--	(545)	--
Dividends to government organizations	(29,300)	(84,831)	(57,919)	(351,673)	(29,226)

Retained earnings (deficit) - end of year	323,878	775,846	415,067	--	--
Equity advances from government organizations	71,531	659,993	250,000	--	--
Accumulated other comprehensive income[5]	(1,627)	--	--	--	--

Net Assets	$393,782	1,435,839	665,067	--	--

See page 68 for additional information.
[1]Adjustments include:
- reclassifying dividends paid by March 31, 2006;
- recognizing the Saskatchewan Auto Fund 2005 policy holder rebate approved in February 2006; and
- reversing losses recognized by government business enterprises on transactions with government organizations.

Summary Financial Statements	67

(thousands of dollars)
Municipal Financing Corporation of Saskatchewan Dec. 31, 2005	Saskatchewan Government Insurance Dec. 31, 2005	Saskatchewan Auto Fund[2] Dec. 31, 2005	Workers' Compensation Board (Saskatchewan)[2] Dec. 31, 2005	Saskatchewan Government Growth Fund Management Corporation Dec. 31, 2005	Adjustments[1]	Total 2006	Total 2005

53	--	--	--	--	--	$40,142	$43,672
--	33,949	21,764	66,468	2,576	(35,033)	263,141	282,044

--	--	--	--	--	--	4,712	14,261
644	75,129	124,332	23,823	1,277	--	730,850	625,590
--	--	--	--	--	--	170,125	149,024
--	71,661	21,646	--	--	--	121,812	114,944

--	8,877	17,732	5,833	--	--	32,442	24,861
23,766	393,566	989,753	1,038,831	104	--	2,501,002	2,231,292
--	11,696	38,155	17,287	--	--	5,635,671	5,389,998

--	--	--	--	--	--	6,000	5,500
97	3,290	--	--	--	4,659	380,112	337,427

24,560	598,168	1,213,382	1,152,242	3,957	(30,374)	9,886,009	9,218,613

--	12,537	29,028	8,546	--	--	133,614	119,195
149	24,705	15,138	10,041	240	--	585,787	490,070
--	7,269	--	--	--	(35,033)	142,413	167,770

13,113	--	--	--	--	--	3,293,210	3,124,516
--	--	--	--	--	--	140,862	136,759

--	153,865	239,963	--	--	--	445,376	429,719
--	254,805	730,930	871,332	--	--	1,857,067	1,754,385
--	1,623	--	127,125	--	44,450	340,883	282,209

13,262	454,804	1,015,059	1,017,044	240	9,417	6,939,212	6,504,623

11,298	143,364	198,323	135,198	3,717	(39,791)	$2,946,797	$2,713,990

--	--	4,103	23,064	--	--	$121,284	$107,398
1,427	308,781	603,706	235,443	1,924	--	4,912,377	4,789,642

1,427	308,781	607,809	258,507	1,924	--	5,033,661	4,897,040

475	12,277	44,570	8,546	--	565	430,622	420,866
25	251,599	501,858	232,995	2,015	4,611	3,884,693	3,640,563

500	263,876	546,428	241,541	2,015	5,176	4,315,315	4,061,429

927	44,905	61,381	16,966	(91)	(5,176)	718,346	835,611
--	(9,705)	--	--	--	(44,450)	(535)	7,674

927	35,200	61,381	16,966	(91)	(49,626)	717,811	843,285
10,371	51,044	140,131	(9,528)	3,807	6,094	1,617,150	1,389,093
--	--	(3,189)	--	--	3,734	--	30,119
--	(22,880)	--	--	--	--	(575,829)	(645,347)

11,298	63,364	198,323	7,438	3,716	(39,798)	1,759,132	1,617,150
--	80,000	--	--	1	7	1,061,532	1,036,532
--	--	--	127,760	--	--	126,133	60,308

11,298	143,364	198,323	135,198	3,717	(39,791)	$2,946,797	$2,713,990

[2]	Net assets are restricted as disclosed on page 68.
[3]	Total expense includes debt charges, net of sinking fund earnings, of $228.8 million (2005 - $248.7 million). Interest in the amount of $225.5 million (2005 - $240.7 million) was paid to government organizations.
[4]	Non-recurring items include revenue of $53.6 million received from a government organization.
[5]	Accumulated other comprehensive income primarily consists of market value adjustments on investments and includes a $65.8 million current period net unrealized gain and $60.3 million accumulated from the prior year.

68	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 4 (continued) — Investment in Government Business Enterprises

SaskEnergy Incorporated (SaskEnergy)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

Saskatchewan Power Corporation (SaskPower)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

Saskatchewan Telecommunications Holding Corporation (SaskTel)

SaskTel markets and supplies a range of voice, data, internet, wireless, text, image and entertainment products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

Liquor and Gaming Authority (SLGA)

SLGA’s main functions are to control the manufacture and distribution of beverage alcohol throughout the Province, to oversee the licencing of all establishments selling alcohol in the Province and to maintain the integrity of all licenced gaming while ensuring maximum benefit to Saskatchewan charities.

Saskatchewan Gaming Corporation (SGC)

SGC manages and operates Casino Regina and Casino Moose Jaw.

Municipal Financing Corporation of Saskatchewan (MFC)

MFC’s objective is to assist municipalities in financing their capital requirements.

Saskatchewan Government Insurance (SGI) and Saskatchewan Auto Fund (Auto Fund)

SGI’s competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the provincial compulsory vehicle insurance program, is administered by SGI on behalf of the Government. Any net assets of the Auto Fund are held on behalf of Saskatchewan’s motoring public and cannot be used for any other purpose.

Workers’ Compensation Board (Saskatchewan) (WCB)

WCB provides workers’ compensation insurance to Saskatchewan workers and employers. Any net assets of the WCB cannot be used for any other purpose.

Saskatchewan Government Growth Fund Management Corporation (SGGF)

SGGF participates in the federal government’s Immigrant Investor Program to acquire lower cost capital for commercial investment in Saskatchewan. Investment funds are raised through eight subsidiary fund companies and are managed by Crown Capital Partners Inc., a fund manager.

In March 1999, the Immigrant Investor Program ended. However, with a significant number of subscribers yet to complete their subscription requirements, the funds will require management by SGGF for at least the next four years.

Summary Financial Statements	69

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 5 - Other Investments

	(thousands of dollars)
	2006	2005
Equity Investments
Government Business Partnerships	$119,072	$150,883
Saskferco Products Inc.	129,537	136,637
Meadow Lake OSB Limited Partnership	34,963	43,940
Big Sky Farms Inc.	26,477	21,649
Other	16,713	15,915

	326,762	369,024

Portfolio Investments
HARO Financial Corporation	68,000	68,000
Other	20,954	31,351

	88,954	99,351

Bonds, Debentures and Other Advances
HARO Financial Corporation	15,448	15,448
Meadow Lake Pulp Limited Partnership	--	19,188
Other	184,857	174,640

	200,305	209,276

Property Holdings	3,154	4,543

Total Other Investments	$619,175	$682,194

See pages 70-71 for additional information

70	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 5 (continued) — Other Investments

Government Business Partnerships

The Government has invested in government business partnerships to promote economic growth and provide an economic return. At March 31, 2006, the Government’s investment in government business partnerships includes:

•	a 50 per cent interest in NewGrade Energy Inc., which operates a heavy oil upgrading plant in Regina;
•	a 33.1 per cent (2005 - 35 per cent) interest in Centennial Foodservice Partnership and Centennial 67 Partnership (Centennial Foods), value-added food manufacturing and distribution businesses in Saskatoon; and
•	a 33.3 per cent interest in Foragen Technologies Limited Partnership, a venture capital fund which provides seed capital to technology corporations.

During 2005-06, Centennial Foods restructured its operations into three separate wholly-owned partnerships: Centennial Foodservice Partnership, New Food Classics Partnership and Centennial 67 Partnership. New Food Classics Partnership was subsequently sold to a third party for cash proceeds of $21.8 million, resulting in a gain on sale of $2.6 million. As the Government expects to dispose of its remaining interest in Centennial Foods in 2006, its investment has been reclassified to assets held for sale and is now disclosed on schedule 2. Comparative figures have not been reclassified.

In 2005-06, the Government disposed of its 50 per cent interest in each of Hypor B.V. and Hypor L.P. Cash proceeds of $15.8 million were received plus repayment of $2.3 million of debt at face value, resulting in a gain on sale of $5.3 million.

	(thousands of dollars)
Condensed Financial Information for Government Business Partnerships	2006	2005
Assets
Capital assets	$11,951	$58,956
Other	386,213	472,059

Total Assets	398,164	531,015

Liabilities
Debt	31,218	77,963
Other	132,130	138,628

Total Liabilities	163,348	216,591

Net Assets	$234,816	$314,424

Operating Results
Revenue	$1,947,736	$1,600,458
Expense	1,736,739	1,370,791

Net Operating Results	210,997	229,667
Net operating surplus - beginning of year	299,127	69,460

Net Operating Surplus - End of Year	510,124	299,127
Equity advances/share capital (net of partnership distributions)	(274,678)	15,163
Unrealized gains and losses	(630)	134

Net Surplus	$234,816	$314,424

Investment in Government Business Partnerships
Government's share of net operating surplus - end of year	$252,068	$150,001
Government's investment[1]	(112,074)	20,216
Adjustments[2]	(20,922)	(19,334)

Total Investment in Government Business Partnerships[3]	$119,072	$150,883

[1]	Government’s investment includes the Government’s initial investment net of partnership distributions as well as subsequent cash injections provided under various terms and conditions.
[2]	Adjustments include:
•	additional operating expenses incurred by the Government's subsidiaries through which the Government has made these investments; and
•	certain valuation and amortization adjustments.
[3]	Total investment in government business partnerships consists of:
	(thousands of dollars)
	2006	2005
NewGrade Energy Inc.	$116,827	$118,509
Foragen Technologies Limited Partnership	2,245	2,977
Centennial Foods Partnership	--	20,060
Hypor B.V	--	4,753
Hypor LP	--	4,584

	$119,072	$150,883

Summary Financial Statements	71

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 5 (continued) — Other Investments

Saskferco Products Inc. (Saskferco)

The Government owns 68.4 million Class B common shares equivalent to a 49.5 per cent voting interest in Saskferco, a nitrogen fertilizer plant in Belle Plaine.

Meadow Lake OSB Limited Partnership (ML OSB)

The Government is a limited partner in ML OSB, an oriented strand board facility near Meadow Lake. The Government holds a 25 per cent interest in ML OSB. The Government has issued options to purchase its units of ML OSB, which, if exercised, would reduce the Government’s interest to 6.8 per cent.

Big Sky Farms Inc. (Big Sky)

The Government owns 4.4 million (2005 — 0.2 million) common shares and nil (2005 — 3.8 million) convertible preferred shares equivalent to a 44.7 per cent (2005 — 39.5 per cent) interest in Big Sky, a hog production operation headquartered in Humboldt. During 2005-06, the Government exercised its options to acquire 0.5 million preferred shares and subsequently converted 4.3 million preferred shares into 4.3 million common shares.

HARO Financial Corporation (HARO)

In 1992, the Government entered into a Term Loan agreement with HARO. The loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. In 2002, the Government agreed to renew this loan for a third five-year term. Annual interest rates on the loan are fixed at the start of each renewal term. For the third five-year term, the interest rate on the loan is 5.5 per cent compounded annually.

Security for the loan is 100 per cent of HARO’s assets, which consist primarily of HARO’s 65.2 per cent interest in Crown Life Insurance Company (Crown Life) shares.

Payment of principal and interest is subject to available cash flow as defined in the loan agreement. Due to collection uncertainty, the Government will record interest income when payments are received. The total interest deferred and owing to the Government at March 31, 2006 is $199.3 million (2005 — $187.9 million).

All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Government has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval.

The Government owns 68 million HARO Class B non-voting common shares, which entitle the Government to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Government has a unilateral right to exchange at any time the Class B shares for voting shares or HARO’s assets.

Meadow Lake Pulp Limited Partnership (MLPLP)

In addition to its government partnership interest in MLPLP, as disclosed in note 12, the Government has made several loans to MLPLP with interest rates ranging from 6.0 per cent to 11.15 per cent (2005 – 5.25 per cent to 11.15 per cent) maturing in 2014. The total interest deferred and owing on these loans is $297.9 million (2005 — $258.0 million).

Due to uncertainty of cash flows from MLPLP, an allowance for investment losses has been recorded which reduced the carrying value of these loans to nil at March 31, 2006.

72	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 6 - Accounts Payable and Accrued Liabilities

	(thousands of dollars)
	2006	2005
Equalization and Canada Health and Social Transfer repayable
to the federal government	$398,394	$631,894
Transfers
Federal government	236,633	131,560
Other	210,666	175,501
Accrued salaries and benefits	350,449	287,583
Supplier payments	215,896	209,113
Accrued interest	141,992	159,474
Other	136,920	113,720

Total Accounts Payable and Accrued Liabilities	$1,690,950	$1,708,845

Schedule 7 - Other Liabilities
	(thousands of dollars)

	2006	2005

Funds held on behalf of government business enterprises and others
Liquor and Gaming Authority	$39,993	$44,196
Other	54,650	49,347
Capital lease obligations (note 11)	59,650	53,547
Other	44,002	38,329

Total Other Liabilities	$198,295	$185,419

Schedule 8 - Unearned Revenue
	(thousands of dollars)

	2006	2005

Housing contributions	$131,583	$117,066
Motor vehicle licencing fees	34,800	31,856
Health contributions	26,468	27,468
Crown mineral leases	17,259	17,047
Other	31,662	31,056

Total Unearned Revenue	$241,772	$224,493

Summary Financial Statements	73

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 9 - Public Debt
			(thousands of dollars)
	2006			2005
	Gross Public Debt	Sinking Funds[4]	Public Debt	Public Debt
Government Service Organizations
General Revenue Fund[1]	$7,994,454	$(797,231)	$7,197,223	$7,545,574
Saskatchewan Crop Insurance Corporation	153,000	--	153,000	221,579
Regional Health Authorities	102,621	--	102,621	94,172
Investment Saskatchewan Inc.	66,919	(6,158)	60,761	43,536
Saskatchewan Housing Corporation	96,974	(43,298)	53,676	93,931
Information Services Corporation of Saskatchewan	36,500	--	36,500	47,000
Saskatchewan Water Corporation	33,391	(63)	33,328	55,343
Saskatchewan Opportunities Corporation	3,000	--	3,000	--
Other	2,659	--	2,659	2,625

Debt of Government Service Organizations[2]	8,489,518	(846,750)	7,642,768	8,103,760

Government Business Enterprises[3]
Saskatchewan Power Corporation	2,549,095	(179,931)	2,369,164	2,242,972
SaskEnergy Incorporated	752,655	(32,171)	720,484	714,773
Saskatchewan Telecommunications Holding Corporation	401,221	(46,086)	355,135	361,992
Saskatchewan Gaming Corporation	32,895	--	32,895	28,642
Municipal Financing Corporation of Saskatchewan	13,301	(162)	13,139	12,095

Debt of Government Business Enterprises	3,749,167	(258,350)	3,490,817	3,360,474

Total Public Debt[5]	$12,238,685	$(1,105,100)	$11,133,585	$11,464,234

Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

[1]	General Revenue Fund debt is shown net of $3,350.7 million (2005 - $3,165.3 million) reimbursable from government business enterprises and $280.3 million (2005 - $418.1 million) reimbursable from government service organizations.
[2]	Debt of Government Service Organizations includes $104.9 million (2005 restated - $107.7 million) primarily secured by buildings with a carrying value of $167.7 million at March 31, 2006 (2005 restated - $175.4 million).
[3]	Schedule 4 provides information on government business enterprises as presented in their audited financial statements closest to March 31, 2006. Public Debt shown above has been adjusted from the audited financial statements to March 31, 2006 for the following government business enterprises, in the following amounts:

	2006	2005
Saskatchewan Power Corporation	$72,060	$139,758
SaskEnergy Incorporated	(13,932)	(39,710)
Saskatchewan Telecommunications Holding Corporation	(1,409)	(1,514)
Municipal Financing Corporation of Saskatchewan	26	665
	$56,745	$99,199
[4]	See schedule 10 for information on sinking funds.
[5]	See schedule 11 for information on public debt by maturity.

74	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 10 - Sinking Funds
					(thousands of dollars)
	2005	2006
	Sinking Funds	Contributions	Earnings	Redemptions	Currenty Adjustment	Sinking Funds
Government Service Organizations
General Revenue Fund	$708,582	$66,025	$63,082	$(30,912)	$(9,546)	$797,231
Saskatchewan Housing Corporation	3,878	38,321	1,099	--	--	43,298
Investment Saskatchewan Inc.	5,908	--	250	--	--	6,158
Saskatchewan Water Corporation	4,993	190	344	(5,464)	--	63

Sinking Funds of Government Service Organizations	723,361	104,536	64,775	(36,376)	(9,546)	846,750

Government Business Enterprises
Saskatchewan Power Corporation	147,151	21,728	12,604	--	(1,552)	179,931
Saskatchewan Telecommunications Holding
Corporation	39,621	2,916	3,549	--	--	46,086
SaskEnergy Incorporated	33,772	5,790	3,076	(10,467)	--	32,171
Municipal Financing Corporation	53	100	9	--	--	162

Sinking Funds of Government Business Enterprises	220,597	30,534	19,238	(10,467)	(1,552)	258,350

Total Sinking Funds	$943,958	$135,070	$84,013	$(46,843)	$(11,098)	$1,105,100

The market value of sinking funds, at March 31, 2006, is $1,128.2 million (2005 - $989.3 million).
Sinking fund earnings include gains on investment sales of $34.4 million (2005 - $8.1 million).

Annual contributions, when established by Order in Council, are set at not less than 1.0 per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.
The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:
					(thousands of dollars)
				Government Service Organizations[1]	Government Business Enterprises	Total

2006-07				$62,501	$31,509	$94,010
2007-08				60,501	31,509	92,010
2008-09				60,501	28,579	89,080
2009-10				55,877	28,329	84,206
2010-11				49,917	28,329	78,246

				$289,297	$148,255	$437,552

[1] Each year includes contributions for U.S. dollar debt of $1.2 million.
Sinking fund assets have been invested as follows:
					(thousands of dollars)
					2006	2005
Long-term investments in securities of:
Government of Saskatchewan; coupon interest range 4.3% to 10.3%; maturing in 3.8 to 30.9 years					$321,332	$385,146
Other provincial governments; coupon interest range 4.0% to 9.5%; maturing in 3.9 to 33.3 years					464,267	349,225
Government of Canada; coupon interest range 4.5% to 6.0%; maturing in 1.5 to 27.2 years					100,334	121,357
Government of the United States; coupon interest range 5.4% to 6.3%; maturing in 17.4 to 24.9 years					13,521	4,027
Cash, short-term investments and accrued interest					205,646	84,203

Total Sinking Funds					$1,105,100	$943,958

Cash, short-term investments and accrued interest include $19.6 million (2005 - 0) Government of Saskatchewan securities and are disclosed net of $1.3 million (2005 - $5.2 million) in liabilities.

Included in total sinking funds are U.S. dollar cash, investments and accrued interest converted to $203.9 million Canadian (2005 - $331.8 million) at the exchange rate in effect at March 31, 2006 of 1.1671 (2005 - 1.2096).

Summary Financial Statements	75

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 11 - Public Debt by Maturity

					(thousands of dollars)
	2006				2005
Year of Maturity	Canadian Dollar Debt	U.S. Dollar Debt (CDN $)	Total (CDN $)	Average Coupon Rate	Total (CDN$)	Average Coupon Rate

Government Service Organizations
Short-term promissory notes	$79,999	$--	$79,999	3.58%	$155,551	2.43%
2005-06	--	--	--	--	785,149	6.17%
2006-07	1,204,362	--	1,204,362	5.84%	1,148,652	6.22%
2007-08	460,508	--	460,508	5.06%	462,174	5.85%
2008-09	594,527	--	594,527	4.92%	601,575	5.06%
2009-10	905,501	--	905,501	7.75%	915,426	4.90%
2010-11	628,818	--	628,818	5.95%	--
1-5 years	3,873,715	--	3,873,715		4,068,527
6-10 years	2,960,332	58,355	3,018,687	6.95%	3,156,424	7.25%
11-15 years	357,300	145,888	503,188	8.38%	111,960	5.93%
16-20 years	98,071	116,710	214,781	7.50%	623,685	8.34%
21-25 years	275,000	--	275,000	5.80%	275,000	5.80%
26-30 years	554,147	--	554,147	5.91%	340,000	6.14%
Thereafter	50,000	--	50,000	5.70%	251,525	5.62%
	8,168,565	320,953	8,489,518		8,827,121
Sinking funds	(642,817)	(203,933)	(846,750)		(723,361)
Debt of Government Service
Organizations	7,525,748	117,020	7,642,768		8,103,760
Government Business Enterprises
Short-term promissory notes	70,801	--	70,801	3.58%	47,149	2.43%
2005-06	--	--	--	--	252,828	8.66%
2006-07	130,496	--	130,496	9.46%	129,522	9.53%
2007-08	431,987	--	431,987	7.78%	430,995	7.84%
2008-09	123,307	--	123,307	8.96%	121,942	9.01%
2009-10	51,303	--	51,303	9.45%	49,876	9.58%
2010-11	179,626	--	179,626	6.21%	--
1-5 years	987,520	--	987,520		1,032,312
6-10 years	288,216	--	288,216	5.27%	405,509	6.28%
11-15 years	318,432	--	318,432	9.39%	30,114	7.18%
16-20 years	700,977	--	700,977	9.29%	815,966	8.98%
21-25 years	161,401	--	161,401	5.70%	282,354	7.65%
26-30 years	860,000	--	860,000	6.00%	660,000	6.13%
Thereafter	432,621	--	432,621	5.06%	354,816	5.45%
	3,749,167	--	3,749,167		3,581,071
Sinking funds	(258,350)	--	(258,350)		(220,597)
Debt of Government Business
Enterprises	3,490,817	--	3,490,817		3,360,474

Total Public Debt	$11,016,565	$117,020	$11,133,585		$11,464,234

See page 76 for additional information.

76	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 11 (continued) — Public Debt by Maturity

The average effective interest rate on total public debt during 2005-06 was 6.9 per cent (2004-05 — 7.1 per cent) and includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures. The average term to maturity of total public debt outstanding at March 31, 2006 is 10.4 years (2005 — 9.9 years).

Total public debt includes Canada Pension Plan debentures of $885.4 million (2005 — $977.3 million). These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.

Total public debt includes debentures of $410.5 million (2005 — $470.5 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity reflects the earliest possible date of maturity rather than the maximum term to maturity.

Sensitivity of Debt and Debt Charges

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2006 of 1.1671 (2005 — 1.2096). A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2006 level would change debt charges by $0.3 million in 2006-07 and debt by $1.4 million.

Debt of government service organizations includes floating rate debt of $1,547.6 million (2005 — $1,159.3 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt charges by $15.5 million in 2006-07.

Derivative Financial Instruments

Cross Currency Swaps

The following foreign-denominated items have been hedged to Canadian dollars using cross currency swaps:

•	debentures totalling 5.0 billion yen (2005 - 5.0 billion) fully hedged to $63.7 million Canadian (2005 - $63.7 million);
•	debentures totaling 200.0 million Swiss francs (2005 - 0) fully hedged to $182.4 million Canadian (2005 - 0);
•	debentures totalling 1,419.0 million U.S. dollars (2005 - 1,320.0 million) fully hedged to $1,882.3 million Canadian (2005 - $1,764.7 million); and
•	interest payments on debentures of 275.0 million U.S. dollars (2005 - 275.0 million) hedged to Canadian dollars at an exchange rate of 1.2325 (2005 - 1.2325)

In total, the Government has cross currency swaps on a notional value of debt of $2,713.3 million (2005 — $2,231.0 million). The effectiveness of these hedges is assessed on an ongoing basis by monitoring the credit ratings of the counterparties to the hedges.

Interest Rate Swaps

The Government has interest rate swaps on a notional value of debt of $311.5 million (2005 — $362.5 million).

Foreign Currency Forward Exchange Contracts

The Government has forward purchase commitments to acquire 14.8 million U.S. dollars (2005 — 0) at a cost of $17.8 million Canadian (2005 — 0).

Bond Forward Contract

The government has an obligation to sell $100.0 million of 5.75% June 1, 2033 Government of Canada debentures (2005 — 0) for proceeds of $127.7 million (2005 — 0) by June 26, 2006.

Summary Financial Statements	77

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 12 — Guaranteed Debt

	(thousands of dollars)
	2006	2005
The Farm Financial Stability Act
Breeder and Feeder associations	$26,123	$25,688
The Agricultural Credit Corporation of Saskatchewan Act
BSE Livestock Loan Guarantee Program	22,040	30,005
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	17,684	29,133
The Crown Corporations Act, 1993
NewGrade Energy Inc.	13,520	22,254
Meadow Lake Pulp Limited Partnership	--	26,000
Other	15,212	17,754

Total Guaranteed Debt	$94,579	$150,834

In addition to the amount shown, there is a contingent liability for interest accrued on these items. Also, the Government has guaranteed debt, denominated in U.S. dollars, issued by Saskferco Products Inc. At March 31, 2006, the debt of $45.5 million Canadian was fully offset by Saskferco Products Inc.‘s equity in a sinking fund.
Total guaranteed debt is net of a loss provision of $7.1 million (2005 — $8.5 million).

Breeder and Feeder Associations

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle association are limited to $6 million under both the breeder and feeder options. Guarantees for each bison association are limited to $5 million under the feeder option. Guarantees for each sheep association are limited to $4 million under both the breeder and feeder options.

BSE Livestock Loan Guarantee Program

The Government has guaranteed certain loans of livestock producers affected by export market restrictions on cattle. The loans are due in 2009.

NewGrade Energy Inc. (NewGrade)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

The Government has also indemnified the Government of Canada for its guarantee of NewGrade’s long-term debt, to a maximum of $275 million.

78	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 13 - Revenue

	(thousands of dollars)
	2006	2005
Taxation
Individual income	$1,447,905	$1,329,081
Sales	1,112,350	985,079
Corporation capital	524,650	381,289
Corporation income	393,629	257,679
Fuel	376,426	361,039
Tobacco	171,107	187,029
Other	90,908	89,156

Total Taxation	4,116,975	3,590,352

Non-renewable Resources
Oil	1,124,952	906,938
Potash	277,967	305,494
Natural gas	269,074	212,440
Other	49,107	49,319

Total Non-renewable Resources	1,721,100	1,474,191

Other Own-source Revenue
Fees
Motor vehicle licencing	135,183	121,549
Health care	124,648	116,386
Subsidized housing rental	81,321	78,677
Other	282,411	305,786
Investment income
Earnings from equity investments	148,602	102,388
Interest and dividends	127,230	117,629
Gain on sale of other investments	7,884	--
Insurance	127,580	132,175
Other	411,721	342,682

Total Other Own-source Revenue	1,446,580	1,317,272

Total Own-source Revenue	7,284,655	6,381,815

Transfers from the Federal Government
Canada Health Transfer	659,558	452,396
Canada Social Transfer	298,756	262,742
Crop insurance contributions	109,586	209,480
Equalization	88,672	581,570
Housing subsidy	63,329	65,801
Health Reform Fund	--	46,732
Other	243,144	376,480

Total Transfers from the Federal Government	1,463,045	1,995,201

Total Revenue	$8,747,700	$8,377,016

Summary Financial Statements	79

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 14 - Gains and Losses on Other Investments

	(thousands of dollars)
	2006	2005
Earnings (Losses) from Equity Investments
NewGrade Energy Inc.[1]	$103,318	$69,876
Saskferco Products Inc.	27,167	19,667
Meadow Lake OSB Limited Partnership	11,939	15,802
Big Sky Farms Inc.	6,698	2,866
Foragen Technologies Limited Partnership	(1,732)	(5,079)
Other	1,212	(744)

	148,602	102,388
Gain on Sale of Other Investments	7,884	--
Provision for Loss	(20,127)	(32,267)

Net Gain on Other Investments	$136,359	$70,121

[1] Net of purchase premium amortization of $1.7 million (2005 - $1.7 million)

Schedule 15 - Other Non-cash Items Included in Surplus

	(thousands of dollars)
	2006	2005
Amortization of tangible capital assets (note 3)	$298,092	$275,507
Net loss on disposal of tangible capital assets	8,350	3,878
Writedowns of tangible capital assets	72,291	--
Net addition to provision for loss on loans and mortgages	5,498	1,926
Amortization of foreign exchange loss	2,166	1,528
Earnings retained in sinking funds	(64,775)	(43,918)
Net gain on other investments	(136,359)	(70,121)

Total Other Non-cash Items Included in Surplus	$185,263	$168,800

Schedule 16 - Net Change in Non-cash Operating Activities

	(thousands of dollars)
	2006	2005
Decrease (increase) in accounts receivable	$39,219	$(73,791)
Decrease (increase) in inventories held for resale	13,856	(13,626)
Decrease (increase) in deferred charges	25,572	(4,105)
(Decrease) increase in accounts payable and accrued liabilities	(17,895)	337,427
Increase in unearned revenue	17,279	7,527
Decrease (increase) in prepaid expenses	4,753	(6,088)
Increase in inventories held for consumption	(335)	(7,342)

Net Change in Non-cash Operating Activities	$82,449	$240,002

80	Public Accounts, 2005-06

Government of Saskatchewan
Schedules to the Summary Financial Statements

Schedule 17 — Government Reporting Entity

Government Service Organizations (Consolidated)
Agricultural Credit Corporation of Saskatchewan
Agricultural Implements Board
Agri-Food Innovation Fund
Board of Governors, Uranium City Hospital
Cattle Marketing Deductions Fund
Commercial Revolving Fund
Community Initiatives Fund
Correctional Facilities Industries Revolving Fund
Crop Reinsurance Fund of Saskatchewan
Crown Investments Corporation of Saskatchewan (non-consolidated) 4c
Extended Health Care Plan 4c
Extended Health Care Plan for Certain Other Employees 4c
Fiscal Stabilization Fund
Fish and Wildlife Development Fund
Forest Fire Contingency Fund [2]
General Revenue Fund
Government House Foundation
Gradworks Inc. [1]
Health Quality Council
Highways Revolving Fund [3]
Horned Cattle Fund
Individual Cattle Feeder Loan Guarantee Provincial Assurance Fund
Information Services Corporation of Saskatchewan 4c
Investment Saskatchewan Inc. 4c
Law Reform Commission of Saskatchewan
Learning Resources Distribution Centre Revolving Fund [2]
Livestock Services Revolving Fund
Milk Control Board 4c
Northern Revenue Sharing Trust Account 4c
Oil and Gas Environmental Fund
Operator Certification Board
Pastures Revolving Fund
Prairie Agricultural Machinery Institute
Public Employees Benefits Agency Revolving Fund
Public Employees Dental Fund 4c
Public Employees Disability Income Fund 4c
Public Employees Group Life Insurance Fund 4c
Queen's Printer Revolving Fund
Regional Colleges 4a
Regional Health Authorities
Resource Protection and Development Revolving Fund
Saskatchewan Agricultural Stabilization Fund
Saskatchewan Apprenticeship and Trade Certification Commission 4a
Saskatchewan Archives Board
Saskatchewan Arts Board
Saskatchewan Association of Health Organizations
Saskatchewan Beef Development Board [1]
Saskatchewan Cancer Foundation
Saskatchewan Centre of the Arts Fund
Saskatchewan Communications Network Corporation
Saskatchewan Correspondence School Revolving Fund
Saskatchewan Crop Insurance Corporation
Saskatchewan Development Fund Corporation 4c
Saskatchewan Grain Car Corporation 4b
Saskatchewan Health Information Network
Saskatchewan Health Research Foundation
Saskatchewan Heritage Foundation
Saskatchewan Housing Corporation 4c
Saskatchewan Institute of Applied Science and Technology 4a Saskatchewan Legal Aid Commission
Saskatchewan Lotteries Trust Fund for Sport, Culture and Recreation
Saskatchewan Opportunities Corporation 4c
Saskatchewan Property Management Corporation [2]
Saskatchewan Research Council
Saskatchewan Snowmobile Fund
Saskatchewan Student Aid Fund
Saskatchewan Transportation Company 4c
Saskatchewan Water Corporation 4c
Saskatchewan Watershed Authority
Saskatchewan Western Development Museum
Sask911 Account
St. Louis Alcoholism Rehabilitation Centre
Training Completions Fund
Transportation Partnership Fund
Victims' Fund
Water Appeal Board

Government Business Enterprises (Modified Equity)

Liquor and Gaming Authority
Municipal Financing Corporation of Saskatchewan
Saskatchewan Auto Fund
Saskatchewan Gaming Corporation
Saskatchewan Government Growth Fund Management Corporation
Saskatchewan Government Insurance
Saskatchewan Power Corporation
Saskatchewan Telecommunications Holding Corporation
SaskEnergy Incorporated
Workers' Compensation Board (Saskatchewan)

[1]	Organization determined to be part of the government reporting entity during 2005-06.
[2]	Organization wound up during 2005-06.
[3]	Organization is inactive as of March 31, 2006.
[4]	The year-ends of certain government service organizations differ from March 31, 2006: [a] June 2005; [b] July 2005; [c] December 2005

General Revenue Fund — Details of Debentures
(unaudited)

82	Public Accounts, 2005-06

General Revenue Fund
Public Issue Debentures
 As at March 31, 2006

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2005-06

Oct. 27/00	June 1/06	6.00	Semiannual	Can.	GRF	250,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/01	July 15/06	4.25	Annual	Can.	GRF	45,191,000	45,191,000	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2002; Payable at any
Saskatchewan branch of a chartered bank, trust company and the
Credit Union Central of Saskatchewan)

Aug. 23/96	Aug. 23/06	7.846	Semiannual	Can.	GRF	63,684,000	63,684,000	--	--
(The original 3.451% 5,000,000,000 Japanese Yen loan has been swapped into Canadian dollars at an interest rate of 7.846%; Non-callable; Payable in Tokyo)
Nov. 1/01	Dec. 1/06	4.75	Semiannual	Can.	GRF ISC	270,000,000 30,000,000	300,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Jan. 25/00	Jan. 25/07	6.35	Semiannual	Can.	GRF	30,000,000	30,000,000	2,195,806	300,000
(Canadian medium term note; Extendible at the option of the holder to January 25, 2030; This book-based note is held in the Canadian Depository for Securities)
Jan. 25/00	Jan. 25/07	5.49-6.35	Semiannual	Can.	GRF	170,000,000	170,000,000	11,727,844	1,700,000
(Canadian medium term note; Extendible at the option of the holder to January 25, 2030; This note pays interest at 6.20% to January 25, 2007, and 6.35% thereafter; $120,000,000 of this note has been swapped into an obligation paying 5.49% to January 25, 2007, and 6.35% thereafter; This book-based note is held in the Canadian Depository for Securities)

March 9/00	March 9/07	6.25	Semiannual	Can.	GRF	250,000,000	250,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
May 15/97	May 15/07	6.65	Semiannual	Can.	SaskEnergy	30,000,000	30,000,000	3,290,022	300,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/02	July 15/07	3.25	Annual	Can.	GRF	47,105,500	47,105,500	--	--
(Savings Bond; Redeemable annually at the option of the holder or anytime on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2003; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

Jan. 31/02	Sept. 6/07	5.00	Semiannual	Can.	GRF	400,000,000	400,000,000	--	--
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 2/83	March 1/08	9.00	Annual	Can.	SaskEnergy	50,000,000	50,000,000	--	--
(Non-callable; Payable in London and Toronto)

Details of Debentures	83

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2005-06

March 15/93	March 15/08	7.698	Semiannual	Can.	Sask Power	262,989,200	262,989,200	49,929,654	2,630,000
(The original 7.125% U.S. $194,000,000 has been swapped into Canadian dollars with an effective interest rate of 7.698%; Non-callable; Payable in New York)
Nov. 28/97	May 28/08	5.50	Semiannual	Can.	GRF	20,000,000	20,000,000	2,193,348	200,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 26/98	June 2/08	5.50	Semiannual	Can.	GRF SaskEnergy SaskHousing	368,500,000 25,000,000 6,500,000	400,000,000	42,164,864	9,300,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
July 15/03	July 15/08	3.00	Annual	Can.	GRF	108,844,500	108,844,500	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2004; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Sept. 24/03	Sept. 5/08	3.90-5.75	Semiannual	Can.	Sask Crop	50,000,000	50,000,000	--	--
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 3.90% to September 5,
2008, and 5.75% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Feb. 13/02	Feb. 13/09	5.05-6.30	Semiannual	Can.	Sask Housing GRF	24,500,000 5,500,000	30,000,000	25,621,568	22,773,750
(Canadian medium term note; Extendible at the option of the holder to
February 13, 2032; This note pays interest at 5.05% to February 13, 2009, and 6.30% thereafter; This book-based note is held in the Canadian
Depository for Securities)

Aug. 3/04	June 17/09	4.00-5.50	Semiannual	Can.	GRF	26,000,000	26,000,000	277,604	260,000
(Canadian medium term note; If not redeemed by the holder on
June 17, 2009, this note matures on June 17, 2019; This note pays interest of 4.00% to June 17, 2009 and 5.50% thereafter; This book-
based note is held in the Canadian Depository for Securities)

July 15/04	July 15/09	2.50	Annual	Can.	GRF	12,864,400	12,864,400	--	--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2005; Payable at any
Saskatchewan branch of a chartered bank, trust company and the Credit
Union Central of Saskatchewan)

Sept. 24/02	Sept. 24/09	4.75	Annual	Can.	GRF Sask Crop Sask Water	195,500,000 50,000,000 4,500,000	250,000,000	--	--
(Euro medium term note; Non-callable; Payable in London)
Nov. 12/99	Nov. 12/09	6.50	Semiannual	Can.	GRF	250,000,000	250,000,000	18,520,390	2,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

84	Public Accounts, 2005-06

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding		Total Issue Outstanding	Equity of Applicable Sinking Fund		Sinking Fund Contribution 2005-06

Jan. 18/90	Jan. 18/10	10.00	Semiannual	Can.	GRF	300,000,000		300,000,000	94,344,267		3,000,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
July 15/05	July 15/10	2.50	Annual	Can.	GRF	150,969,500		150,969,500	--		--
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2006; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of
Saskatchewan)

Sept. 1/00	Sept. 1/10	6.15	Semiannual	Can.	GRF SaskTel SaskEnergy	380,000,000 90,000,000 80,000,000		550,000,000	33,211,489		5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
June 10/03	Sept. 5/11	4.75-5.80	Semiannual	Can.	GRF	104,500,000		104,500,000	4,148,063		1,045,000
(Canadian medium term note; Extendible at the option of the holder to
September 5, 2033; This note pays interest at 4.75% to September 5,
2011, and 5.80% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Sept. 20/02	Dec. 3/12	5.25	Semiannual	Can.	GRF SaskEnergy	300,000,000 50,000,000		350,000,000	11,645,797		3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 2/93	Feb. 1/13	7.613	Semiannual	Can.	GRF	568,212,000		568,212,000	107,836,934		5,682,120
(The original 8% $400,000,000 U.S. debentures have been swapped into Canadian dollars at an interest rate of 7.613%; Non-callable; Payable in New York)
June 17/03	June 17/13	4.75	Annual	Can.	GRF MFC	195,000,000 5,000,000		200,000,000	4,443,819		2,000,000
(Euro medium term note; Non-callable; Payable in London)
July 20/93	July 15/13	7.375 7.809 7.753	Semiannual	U.S. Can. Can.	GRF Sask Power GRF	50,000,000 97,147,500 228,639,500	*	375,787,000	39,737,143 -- 24,355,712	*	-- 930,075 2,936,400	**
($175,000,000 U.S. of the GRF's $225,000,000 U.S. share of the 7.375%
debenture issue has been swapped into Canadian dollars at an interest rate of 7.753%. Interest payments on the remaining $50,000,000 U.S.
have been swapped into Canadian dollars at an interest rate of 7.912%;
Sask Power's $75,000,000 U.S. share of the 7.375% debenture issue has been swapped into Canadian dollars at an interest rate of 7.809%;
Non-callable; Payable in New York)

Sept. 30/03	Dec. 3/13	4.90	Semiannual	Can.	GRF	200,000,000		200,000,000	4,277,058		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 14/91	April 10/14	10.25	Semiannual	Can.	GRF	583,916,000		583,916,000	153,215,640		5,839,160
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)

Details of Debentures	85

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding		Total Issue Outstanding	Equity of Applicable Sinking Fund		Sinking Fund Contribution 2005-06

June 22/04	June 3/14	5.25	Semiannual	Can.	GRF SaskEnergy	250,000,000 50,000,000		300,000,000	3,203,128		3,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Dec. 1/65	Dec. 1/15	5.125	Semiannual	Can.	GRF U. of S.	925,141 258,860		1,184,001	--		--
(Payable in blended semi-annual payments of principal and interest totalling $76,399.60; Payable in whole or in part any time prior to December 1, 2015, without penalty; Payable in Ottawa)
June 3/05	Dec. 3/15	4.25	Semiannual	Can.	GRF SaskEnergy MFC	145,000,000 50,000,000 5,000,000		200,000,000	2,042,606		2,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Nov.15/05	Jan. 15/16	4.309	Semiannual	Can.	GRF	182,357,500		182,357,500	--		--
(The original 2.125% 200,000,000 Swiss Franc debentures have been swapped into Canadian dollars at an interest rate of 4.309%; Non-callable; Payable in Zurich)
Sept. 17/96	Sept. 17/16	7.93	Semiannual	Can.	Sask Water GRF	2,825,000 11,394,000		14,219,000	--		--
(Canadian medium term serial note; Payable in annual instalments; Non-callable; Payable in Regina)
June 17/04	June 17/19	5.00	Semiannual	Can.	GRF	33,000,000		33,000,000	352,344		330,000
(Canadian medium term note; After June 17, 2014, this note pays interest at the three month bankers' acceptance rate less 0.245%; Non-callable;
This book-based note is held in the Canadian Depository for Securities)

Dec. 20/90	Dec. 15/20	9.375 9.653 10.08 9.965	Semiannual	U.S. Can. Can. Can.	GRF GRF SaskTel Sask Power	45,000,000 65,972,500 126,600,000 128,797,500	*	366,370,000	25,966,473 42,770,248	*	-- 3,753,500
($55,000,000 U.S. of the GRF's $100,000,000 U.S. share of the 9.375%
debenture issue has been swapped into Canadian dollars at an interest rate of 9.653%. Interest payments on the remaining $45,000,000 U.S. have been swapped into Canadian dollars at an interest rate of 9.653%.
SaskTel's $100,000,000 U.S. share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 10.08%;
Sask Power's $100,000,000 U.S. share of the 9.375% debenture issue has been swapped into Canadian dollars at an interest rate of 9.965%;
Non-callable; Payable in New York)

Feb. 26/91	Feb. 15/21	9.254 9.125	Semiannual	Can. U.S.	GRF GRF	147,600,000 80,000,000	*	227,600,000	2,478,996 51,228,731	*	2,460,000 --
($120,000,000 U.S. of this debenture has been swapped into Canadian dollars at an interest rate of 9.254%. Interest payments on the remaining
$80,000,000 U.S. have been swapped into Canadian dollars at an interest rate of 9.254%; Non-callable; Payable in New York)

86	Public Accounts, 2005-06

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding		Total Issue Outstanding	Equity of Applicable Sinking Fund		Sinking Fund Contribution 2005-06

Feb. 4/92	Feb. 4/22	9.60	Semiannual	Can.	Sask Power GRF	240,000,000 15,000,000		255,000,000	59,081,571		6,313,551
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
July 21/92	July 15/22	8.50 8.942	Semiannual	U.S. Can.	GRF Sask Power	100,000,000 256,320,000	*	356,320,000	57,802,834 10,226,459	*	1,240,100 2,480,200	** **
(Interest payments on the GRF's $100,000,000 U.S. share of the 8.50%
debenture issue have been swapped into Canadian dollars at an interest rate of 8.497%; Sask Power's $200,000,000 U.S. share of the 8.50%
debenture issue have been swapped into Canadian dollars at an interest rate of 8.942%; Non-callable; Payable in New York)

May 30/95	May 30/25	8.75	Semiannual	Can.	Sask Power SaskEnergy	100,000,000 75,000,000		175,000,000	26,334,360		1,750,000
(Non-callable; Payable at any Canadian branch of the Royal Bank of Canada)
Dec. 4/98	March 5/29	5.75	Semiannual	Can.	GRF SaskTel SaskEnergy	250,000,000 75,000,000 25,000,000		350,000,000	26,855,049		3,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
March 24/99	March 5/29	5.60	Semiannual	Can.	SaskTel SaskEnergy	35,000,000 25,000,000		60,000,000	--		--
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
Feb. 17/00	Jan. 25/30	6.25	Semiannual	Can.	GRF	25,000,000		25,000,000	1,829,839		250,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
Dec. 10/01	Sept. 5/31	6.40	Semiannual	Can.	GRF Sask Power SaskEnergy	190,000,000 300,000,000 60,000,000		550,000,000	24,404,937		5,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
May 12/03	Sept. 5/33	5.80	Semiannual	Can.	GRF Sask Power	150,000,000 300,000,000		450,000,000	9,812,599		4,500,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)
Aug. 12/04	Sept. 5/35	5.60	Semiannual	Can.	GRF Sask Power	200,000,000 200,000,000		400,000,000	4,162,091		4,000,000
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Details of Debentures	87

General Revenue Fund
Public Issue Debentures

Date of Issue	Date of Maturity	Interest Rate %	Interest Payments	Currency	Purpose of Issue	Amount Outstanding	Total Issue Outstanding	Equity of Applicable Sinking Fund	Sinking Fund Contribution 2005-06

Feb. 15/05	March 5/37	5.00	Semiannual	Can.	SaskEnergy Sask Power	25,000,000 400,000,000	425,000,000	3,265,324	3,250,000
($150,000,000 of debentures were issued on February 15, 2005; This issue was reopened on May 6, 2005 and an additional $175,000,000 of debentures were sold; This issue was reopened again on February 24,
2006, and an additional $100,000,000 of debentures were sold;
Non-callable; This book-based note is held in the Canadian Depository for Securities)

Sept. 16/02	Sept. 5/42	5.70	Semiannual	Can.	GRF	50,000,000	50,000,000	1,692,987	500,000
(Canadian medium term note; Non-callable; This book-based note is held in the Canadian Depository for Securities)
* Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the exchange rate in effect at March 31, 2006 (U.S. $1.1671)							45,952,500	29,198,249	--

Total							$10,897,066,101	$1,015,845,847	$117,223,856

** Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions for general government purposes are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount. Contributions for Crown corporation purposes are converted to Canadian dollars at the U.S./Canadian exchange rate at the date the contribution was made.

88	Public Accounts, 2005-06

General Revenue Fund
Debentures Issued to the Minister of Finance of Canada
 As at March 31, 2006

Date of Issue	Date of Maturity	Interest Rate %	Amount Outstanding

Canada Pension Plan Investment Fund*
April 1986 - March 1987	April 2006 - March 2007	9.61	133,709,000
April 1987 - March 1988	April 2007 - March 2008	9.61	88,333,000
April 1988 - March 1989	April 2008 - March 2009	10.08	93,932,000
April 1989 - March 1990	April 2009 - March 2010 **	9.90	101,867,000
April 1990 - March 1991	April 2010 - March 2011 **	10.85	90,318,000
April 1991 - March 1992	April 2011 - March 2012 **	9.92	90,664,000
April 1992 - March 1993	April 2012 - March 2013 **	9.37	62,705,000
April 1999 - March 2000	April 2019 - March 2020 **	6.34	46,335,000
April 2000 - March 2001	April 2020 - March 2021 **	6.54	75,553,000
April 2002 - March 2003	April 2022 - March 2023 **	5.89	41,182,000
April 2003 - March 2004	April 2023 - March 2024 **	5.48	40,189,000
April 2005 - March 2006	April 2015 - March 2036 **	4.63	20,654,000

			885,441,000
The Municipal Development Loan Fund
1967	2007	5.38	567

Total			$ 885,441,567

The average effective interest rate on debentures issued to the Minister of Finance of Canada is 8.93%.
*	Canada Pension Plan debentures have a 5-30 year maturity and are callable in whole or in part before maturity, on six business days prior notice at the option of the Minister of Finance of Saskatchewan.
**	Subject in part to annual sinking funds; equity in sinking funds at March 31, 2006, $89,254,200.

Glossary of Terms

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Glossary of Terms	91

Glossary of Terms

Accrual Accounting
The method used to prepare the financial statements included in Volume 1 of the Public Accounts. Accrual accounting recognizes financial transactions at the time they occur, regardless of whether any cash is received or paid.

Accumulated Deficit
One of the two measures of a government’s financial position (see net debt). The accumulated deficit is the amount by which expenses have exceeded revenues from the beginning of incorporation (1905) plus any adjustments that were charged directly to the accumulated deficit. It is calculated as the difference between assets and liabilities.

Budget
The amount presented in the Estimates and authorized by the Legislative Assembly.

Consolidation
The method used to account for government service organizations in the Summary financial statements in which the accounts are adjusted to the basis of accounting described in note 1d of the Summary financial statements and then combined. Inter-organization balances and transactions are eliminated.

Debt
Terms used when describing debt include:

Guaranteed debt is the debt of others that the Government has agreed to repay if others default.

Sinking funds are funds set aside for the repayment of debt.

Debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds.

Total debt (as reported in the General Revenue Fund financial statements) is the debt issued for general government purposes and Crown corporations, net of sinking funds, plus guaranteed debt.

Public debt (as reported in the Summary financial statements) is the debt of government service organizations, net of sinking funds.

Total public debt (as reported in the Summary financial statements) is the debt of government service organizations and government business enterprises, net of sinking funds.

Debt Reduction Account
The account, established pursuant to The Balanced Budget Act, to account for the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

Fiscal Stabilization Fund (FSF)
The fund established to stabilize the fiscal position of the Government and to facilitate long-term planning. Stabilization occurs through transfers between the FSF and the General Revenue Fund.

General Revenue Fund
The fund into which all revenues are paid, unless otherwise provided for by Legislation, and from which all expenditures are appropriated by the Legislative Assembly.

Government Business Enterprises
Self-sufficient government organizations that have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business enterprises are recorded in the Summary financial statements using the modified equity method.

Government Business Partnerships
Government partnerships that are self-sufficient and have the financial and operating authority to sell goods and services to individuals and organizations outside the government reporting entity as their principal activity. Government business partnerships are accounted for in the Summary financial statements using the modified equity method.

92	Public Accounts, 2005-06

Government Partnerships
Investments by the Government where there is a contractual arrangement between the Government and one or more partners outside the government reporting entity and where the partners share, on an equitable basis, the risks and benefits of the partnership. Government partnerships, except those designated as government business partnerships, are proportionately consolidated in the Summary financial statements.

Government Service Organizations
Those organizations that are controlled by the Government, except those designated as government business enterprises. Government service organizations are consolidated in the Summary financial statements after adjustment to a basis consistent with the accounting policies described in note 1d of the Summary financial statements.

Modified Equity
The method by which government business enterprises and government business partnerships are accounted for in the Summary financial statements. The Government’s investment, which is originally recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise/partnership without adjustment to conform with the accounting policies described in note 1d of the Summary financial statements. Inter-organizational balances and transactions are disclosed but not eliminated.

Net Debt
One of the two measures of a government’s financial position (see accumulated deficit). Net debt is calculated as the difference between financial assets and liabilities.

Pension Liability
An actuarial estimate of discounted future payments to be made to retirees under government pension plans, net of plan assets.

Summary Financial Statements (SFS)
The statements prepared to account for the full nature and extent of the financial activities of the Government. The SFS includes the financial activities of organizations controlled by the Government. These organizations are segregated into two classifications, government service organizations and government business enterprises, and are collectively referred to as the government reporting entity. Trusts administered by the Government are excluded from the government reporting entity.